EXHIBIT 99


    Financial Review

    Contents

    Report of Independent Registered Public
     Accounting Firm                                  2
    Consolidated Statement of Income                  3
    Consolidated Balance Sheet                        4
    Consolidated Statement of Cash Flows              5
    Consolidated Statement of Changes in
     Stockholders' Equity                             6
    Notes to Consolidated Financial Statements        7
    Unaudited Summary of Quarterly Results           37



MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

         The Company's management is responsible for establishing and maintaining adequate internal control over financial reporting, as that term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorization of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company's assets that could have a material effect on the financial statements.
         Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
         The Company's management, including the President and Chief Executive Officer, Vice President and Chief Financial Officer and Vice President and Controller, has conducted an evaluation of the effectiveness of its internal control over financial reporting as of December 31, 2006 based on the framework established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO"). Based on this evaluation, management concluded that internal control over financial reporting was effective as of December 31, 2006 based on criteria in Internal Control--Integrated Framework issued by COSO. Management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.

                                                                      EXHIBIT 99



             Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Chemed Corporation:

We have completed integrated audits of Chemed Corporation's consolidated financial statements and of its internal control over financial reporting as of December 31, 2006 in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements
---------------------------------

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of income, cash flows, and changes in stockholders' equity present fairly, in all material respects, the financial position of Chemed Corporation and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006 the Company changed its method of accounting for share-based compensation.

Internal control over financial reporting
-----------------------------------------

Also, in our opinion, management's assessment, included in Management's Report on Internal Control Over Financial Reporting appearing on page 1, that the Company maintained effective internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control - Integrated Framework issued by the COSO. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  An  audit of  internal  control  over  financial  reporting  includes obtaining  an  understanding  of  internal  control  over  financial  reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
February 28, 2007,
except for Note 25, as to which the date is August 7, 2007

                                                                      EXHIBIT 99

CONSOLIDATED STATEMENT OF INCOME

Chemed Corporation and Subsidiary Companies
------------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)
For the Years Ended December 31,                                           2006          2005             2004
------------------------------------------------------------------------------------------------------------------

Continuing Operations
     Service revenues and sales                                         $1,018,587     $ 915,970        $ 734,877
                                                                       ------------ ------------- ----------------
     Cost of services provided and goods sold (excluding depreciation)     730,123       644,476          506,770
     Selling, general and administrative expenses                          161,183       157,262          147,064
     Depreciation                                                           16,775        16,150           14,542
     Amortization                                                            5,255         4,922            3,779
     Other expenses (Note 6)                                                   272        16,391            4,768
                                                                       ------------ ------------- ----------------
          Total costs and expenses                                         913,608       839,201          676,923
                                                                       ------------ ------------- ----------------
          Income from operations                                           104,979        76,769           57,954
     Interest expense                                                      (17,468)      (21,264)         (21,158)
     Loss from impairment of investment (Note 7)                            (1,445)            -                -
     Loss on extinguishment of debt (Note 13)                                 (430)       (3,971)          (3,330)
     Other income--net (Note 9)                                              4,648         3,122            3,470
                                                                       ------------ ------------- ----------------
          Income before income taxes                                        90,284        54,656           36,936
     Income taxes (Note 10)                                                (32,562)      (18,428)         (13,736)
     Equity in loss of affiliate (Note 4)                                        -             -           (4,105)
                                                                       ------------ ------------- ----------------
          Income from continuing operations                                 57,722        36,228           19,095
Discontinued Operations, Net of Income Taxes (Note 7)                       (7,071)         (411)           8,417
                                                                       ------------ ------------- ----------------
Net Income                                                              $   50,651     $  35,817        $  27,512
                                                                       ============ ============= ================


Earnings Per Share (Note 18)
     Income from continuing operations                                  $     2.21     $    1.42        $    0.79
                                                                       ============ ============= ================
     Net Income                                                         $     1.94     $    1.40        $    1.14
                                                                       ============ ============= ================
Diluted Earnings Per Share (Note 18)
     Income from continuing operations                                  $     2.16     $    1.38        $    0.78
                                                                       ============ ============= ================
     Net Income                                                         $     1.90     $    1.36        $    1.12
                                                                       ============ ============= ================
Average Number of Shares Outstanding (Note 18)
     Earnings per share                                                     26,118        25,552           24,120
                                                                       ============ ============= ================
     Diluted earnings per share                                             26,669        26,299           24,636
                                                                       ============ ============= ================






The Notes to Consolidated Financial Statements are integral parts of this statement.

                                                                      EXHIBIT 99

CONSOLIDATED BALANCE SHEET

Chemed Corporation and Subsidiary Companies
---------------------------------------------------------------------------------------------------------------
(in thousands, except shares and per share data)
December 31,                                                                        2006                2005
---------------------------------------------------------------------------------------------------------------
Assets
     Current assets
          Cash and cash equivalents (Note 11)                                    $  29,274           $  57,133
          Accounts receivable less allowances of $10,180 (2005 - $8,311)            93,086              91,094
          Inventories                                                                6,578               6,499
          Prepaid income taxes (Note 10)                                                 -               8,151
          Current deferred income taxes (Note 10)                                   17,789              26,727
          Current assets of discontinued operations (Note 7)                         5,418               5,189
          Prepaid expenses and other current assets                                  9,968               9,767
                                                                                ----------- -------------------
               Total current assets                                                162,113             204,560
     Investments of deferred compensation plans held in trust (Note 15)             25,713              21,105
     Other investments (Notes 7 and 17)                                                  -               1,445
     Note receivable (Notes 7 and 17)                                               14,701              12,500
     Properties and equipment, at cost, less accumulated depreciation (Note 12)     70,140              65,155
     Identifiable intangible assets less accumulated amortization of $13,201
          (2005 - $9,212) (Note 5)                                                  69,215              72,888
     Goodwill (Note 5)                                                             435,050             432,596
     Noncurrent assets of discontinued operations (Note 7)                             287               7,632
     Other assets                                                                   16,068              21,222
                                                                                ----------- -------------------
                    Total Assets                                                 $ 793,287           $ 839,103
                                                                                =========== ===================

Liabilities
     Current liabilities
          Accounts payable                                                       $  49,744           $  43,437
          Current portion of long-term debt (Note 13)                                  209               1,045
          Income taxes (Note 10)                                                     6,765               4,189
          Accrued insurance                                                         38,457              38,409
          Accrued salaries and wages                                                35,990              32,963
          Current liabilities of discontinued operations (Note 7)                   12,215               3,339
          Other current liabilities (Note 14)                                       22,684              45,823
                                                                                ----------- -------------------
               Total current liabilities                                           166,064             169,205
     Deferred income taxes (Note 10)                                                26,301              26,012
     Long-term debt (Note 13)                                                      150,331             234,058
     Deferred compensation liabilities (Note 15)                                    25,514              21,275
     Noncurrent liabilities of discontinued operations (Note 7)                          -                   4
     Other liabilities                                                               3,716               4,374
     Commitments and contingencies (Notes 16, 20 and 21)
                                                                                ----------- -------------------
                    Total Liabilities                                              371,926             454,928
                                                                                ----------- -------------------
Stockholders' Equity
     Capital stock - authorized 80,000,000 shares $1 par; issued 28,849,918
      shares (2005 - 28,373,872 shares)                                             28,850              28,374
     Paid-in capital                                                               252,639             234,910
     Retained earnings                                                             215,517             171,188
     Treasury stock - 3,023,635 shares (2005 - 2,394,272 shares), at cost          (78,064)            (52,127)
     Deferred compensation payable in Company stock (Note 15)                        2,419               2,379
     Notes receivable for shares sold                                                    -                (549)
                                                                                ----------- -------------------
                    Total Stockholders' Equity                                     421,361             384,175
                                                                                ----------- -------------------
                    Total Liabilities and Stockholders' Equity                   $ 793,287           $ 839,103
                                                                                =========== ===================



The Notes to Consolidated Financial Statements are integral parts of this statement.

                                                                      EXHIBIT 99


CONSOLIDATED STATEMENT OF CASH FLOWS

Chemed Corporation and Subsidiary Companies
---------------------------------------------------------------------------------------------
(in thousands)
For the Years Ended December 31,                                2006        2005        2004
---------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
     Net income                                            $  50,651  $   35,817  $   27,512
     Adjustments to reconcile net income/(loss) to net
      cash provided by operations:
          Depreciation and amortization                       22,030      21,072      18,321
          Provision for uncollectible accounts receivable      8,169       7,126       6,150
          Provision for deferred income taxes (Note 10)        7,408      (5,055)      4,969
          Discontinued operations (Note 7)                     7,071         411      (8,417)
          Amortization of debt issuance costs                  1,774       1,834       1,861
          Noncash portion of long-term incentive
           compensation                                            -       4,813       4,988
          Loss on impairment of investment                     1,445           -           -
          Write-off unamortized debt issuance costs              430       2,871           -
          Equity in loss of affiliate (Note 4)                     -           -       4,105
          Changes in operating assets and liabilities,
           excluding
               amounts acquired in business combinations:
                    Increase in accounts receivable          (12,527)    (34,145)     (6,070)
                    Decrease/(increase) in inventories           (78)        520        (986)
                    Decrease/(increase) in prepaid
                     expenses and other current assets        (2,188)         76      11,659
                    Increase/(decrease) in accounts
                     payable and other current liabilities   (13,017)     32,431      (2,785)
                    Increase in income taxes                  18,726      15,359      21,346
                    Decrease/(increase) in other assets         (722)     (2,003)      5,607
                    Increase/(decrease) in other
                     liabilities                               3,788      (1,146)       (627)
          Excess tax benefit on share-based compensation      (5,600)          -           -
          Noncash expense of internally financed ESOPs             -       1,060       1,894
          Other sources/(uses)                                 2,109         912      (1,043)
                                                           ---------- ----------- -----------
               Net cash provided by continuing operations     89,469      81,953      88,484
               Net cash provided/(used) by discontinued
                operations (Note 7)                            9,120      (1,940)      4,406
                                                           ---------- ----------- -----------
               Net cash provided by operating activities      98,589      80,013      92,890
                                                           ---------- ----------- -----------
Cash Flows from Investing Activities
     Capital expenditures                                    (21,987)    (25,734)    (18,290)
     Business combinations, net of cash acquired (Note 8)     (4,145)     (6,165)   (343,051)
     Net uses from sale of discontinued operations (Note
      7)                                                        (922)     (9,367)       (759)
     Proceeds from sales of property and equipment               347         157         772
     Investing activities of discontinued operations (Note
      7)                                                        (260)       (239)     (1,774)
     Return of deposit to secure merger offer                      -           -      10,000
     Other uses                                                 (765)       (394)       (107)
                                                           ---------- ----------- -----------
               Net cash used by investing activities         (27,732)    (41,742)   (353,209)
                                                           ---------- ----------- -----------
Cash Flows from Financing Activities
     Repayment of long-term debt (Note 13)                   (84,563)   (141,592)    (96,940)
     Purchases of treasury stock                             (19,885)     (7,401)     (2,654)
     Dividends paid                                           (6,322)     (6,172)     (5,718)
     Excess tax benefit on share-based compensation            5,600           -           -
     Proceeds from exercise of stock options (Note 2)          3,861      12,327       3,721
     Increase/(decrease) in cash overdraft payable             2,571       6,752       1,265
     Debt issuance costs                                        (154)     (1,755)    (14,447)
     Proceeds from issuance of long-term debt (Note 13)            -      85,000     295,000
     Issuance of capital stock, net of costs                       -           -      95,102
     Collection of stock subscription note receivable              -           -       8,053
     Redemption of convertible junior subordinated
      securities (Note 1)                                          -           -      (2,735)
     Financing activities of discontinued operations (Note
      7)                                                           -           -        (255)
     Other sources/(uses)                                        176         255         687
                                                           ---------- ----------- -----------
               Net cash provided/(used) by financing
                activities                                   (98,716)    (52,586)    281,079
                                                           ---------- ----------- -----------
Increase/(decrease) in cash and cash equivalents             (27,859)    (14,315)     20,760
Cash and cash equivalents at beginning of year                57,133      71,448      50,688
                                                           ---------- ----------- -----------

Cash and cash equivalents at end of year                   $  29,274  $   57,133  $   71,448
                                                           ========== =========== ===========

The Notes to Consolidated Financial Statements are integral parts of this statement.

                                                                      EXHIBIT 99


CONSOLIDATED STATEMENT OF CHANGES
IN STOCKHOLDERS' EQUITY
Chemed Corporation and Subsidiary Companies
------------------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                                        Deferred
                                                                                          Compensation   Notes
                                                                                  Treasury  Payable in Receivable
                                                     Capital  Paid-in   Retained   Stock-     Company    for
                                                      Stock   Capital   Earnings   at Cost     Stock    Shares   Total
                                                                                                         Sold
------------------------------------------------------------------------------------------------------------------------
    Balance at December 31, 2003                    $13,453  $167,547  $119,746  $(109,427)      $2,308 $(934) $192,693
Net income                                                -         -    27,512          -            -     -    27,512
Dividends paid ($0.48 per share - pre-split)              -         -    (5,718)         -            -     -    (5,718)
Stock awards and exercise of stock options (Note 2)     130     8,120         -        771            -     -     9,021
Retirement of treasury shares                          (400)  (12,076)        -     12,476            -     -         -
Issuance of common shares                                 -    32,722         -     62,380            -     -    95,102
Decrease in notes receivable                              -         -         -        (10)           -   390       380
Purchases of treasury stock                               -     1,894         -        (63)           -     -     1,831
Conversion of convertible preferred securities          308    10,639         -          -            -     -    10,947
Other                                                     -       255         2          -           67     -       324
                                                    -------- --------- --------- ---------- ----------- ------ ---------
    Balance at December 31, 2004                     13,491   209,101   141,542    (33,873)       2,375  (544)  332,092
Net income                                                -         -    35,817          -            -     -    35,817
Dividends paid ($0.24 per share)                          -         -    (6,172)         -            -     -    (6,172)
Stock awards and exercise of stock options (Note 2)   1,028    38,383         -    (18,204)           -     -    21,207
Decrease in notes receivable                              -         -         -         (9)           -    (5)      (14)
Purchases of treasury stock                               -     1,060         -        (41)           -     -     1,019
Impact of common share split (Note 23)               13,855   (13,855)        -          -            -     -         -
Other                                                     -       221         1          -            4     -       226
                                                    -------- --------- --------- ---------- ----------- ------ ---------
    Balance at December 31, 2005                     28,374   234,910   171,188    (52,127)       2,379  (549)  384,175
Net income                                                -         -    50,651          -            -     -    50,651
Dividends paid ($0.24 per share)                          -         -    (6,322)         -            -     -    (6,322)
Stock awards and exercise of stock options (Note 2)     476    17,663         -     (9,840)           -     -     8,299
Decrease in notes receivable                              -         -         -       (485)           -   549        64
Purchases of treasury stock (Notes 2 and 23)              -         -         -    (15,612)           -     -   (15,612)
Other                                                     -        66         -          -           40     -       106
                                                    -------- --------- --------- ---------- ----------- ------ ---------
    Balance at December 31, 2006                    $28,850  $252,639  $215,517  $ (78,064)      $2,419 $   -  $421,361
                                                    ======== ========= ========= ========== =========== ====== =========


The Notes to Consolidated Financial Statements are integral parts of this statement.

                                                                      EXHIBIT 99
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------

1. Summary of Significant Accounting Policies
NATURE OF OPERATIONS
         We operate through our two wholly owned subsidiaries, VITAS Healthcare Corporation ("VITAS") and Roto-Rooter Group, Inc. ("Roto-Rooter"). VITAS focuses on hospice care that helps make terminally ill patients' final days as comfortable as possible. Through its team of doctors, nurses, home health aides, social workers, clergy and volunteers, VITAS provides direct medical services to patients, as well as spiritual and emotional counseling to both patients and their families. Roto-Rooter is focused on providing plumbing and drain cleaning services to both residential and commercial customers. Through its network of company-owned branches, independent contractors and franchisees, Roto-Rooter offers plumbing and drain cleaning service to over 90% of the U.S. population.

PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of Chemed Corporation and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated.
         We have analyzed the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 46R "Consolidation of Variable Interest Entities--an interpretation of Accounting Research Bulletin No. 51 (revised)" ("FIN 46R") relative to contractual relationships with our Roto-Rooter independent contractors and franchisees. FIN 46R requires the primary beneficiary of a Variable Interest Entity ("VIE") to consolidate the accounts of the VIE. We have evaluated the relationships with our independent contractors and franchisees based upon guidance provided in FIN 46R and have concluded that certain of the independent contractors may be VIEs. Based on our evaluation, the franchisees are not VIEs. We believe consolidation, if required, of the accounts of any independent contractor for which we might be the primary beneficiary would not materially impact our financial position or results of operations.

CASH EQUIVALENTS
         Cash equivalents comprise short-term, highly liquid investments that have been purchased within three months of their dates of maturity.

ACCOUNTS AND LOANS RECEIVABLE AND CONCENTRATION OF RISK
         Accounts and loans  receivable  are recorded at the  principal  balance outstanding less estimated allowances for uncollectible accounts. For the Roto-Rooter segment, allowances for trade accounts receivable are generally provided for accounts more than 90 days past due, although collection efforts continue beyond that time. Due to the small number of loans receivable outstanding, allowances for loan losses are determined on a case-by-case basis. For the VITAS segment, allowances for patient accounts receivable are generally provided on accounts more than 240 days old plus an appropriate percentage of accounts not yet 240 days old. Final write-off of overdue accounts or loans receivable is made when all reasonable collection efforts have been made and payment is not forthcoming. We closely monitor our receivables and periodically review procedures for granting credit to attempt to hold losses to a minimum.
         As of December 31, 2006 and 2005, approximately 62% and 65%, respectively of VITAS' total accounts receivable balance were due from Medicare and 30% and 27%, respectively of VITAS' total accounts receivable balance were due from various state Medicaid programs. Combined accounts receivable from Medicare and Medicaid represent 81% of the net accounts receivable in the accompanying consolidated balance sheet as of December 31, 2006. We closely
monitor  our  programs  to  ensure   compliance   with   Medicare  and  Medicaid
regulations.

INVENTORIES
         Substantially all of the inventories are either general merchandise or finished goods. Inventories are stated at the lower of cost or market. For determining the value of inventories, cost methods that reasonably approximate the first-in, first-out ("FIFO") method are used.

OTHER INVESTMENTS
         At December 31, 2005, other investments, which were classified as available-for-sale, comprised a common stock purchase warrant in privately held Patient Care Inc. ("Patient Care"), our former subsidiary. As further discussed in Note 7, our investment in the Patient Care warrant, which was carried at cost, was written-off in fiscal 2006.
         All investments are reviewed periodically for impairment based on available market and financial data. If the market value or net realizable value of the investment is less than our cost and the decline is determined to be other than temporary, a write-down to fair value is made, and a realized loss is recorded in the statement of income. In calculating realized gains and losses on the sales of investments, the specific-identification method is used to determine the cost of investments sold.

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                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------

DEPRECIATION AND PROPERTIES AND EQUIPMENT
         Depreciation of properties and equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining lease terms (excluding option terms) or their useful lives. Expenditures for maintenance, repairs, renewals and betterments that do not materially prolong the useful lives of the assets are expensed as incurred. The cost of property retired or sold and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected currently in income.
         Expenditures for major software purchases and software developed for internal use are capitalized and depreciated using the straight-line method over the estimated useful lives of the assets. For software developed for internal use, external direct costs for materials and services and certain internal payroll and related fringe benefit costs are capitalized in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use."
         The weighted average lives of our property and equipment at December 31, 2006, were:

         Buildings                               16.2    yrs.
         Transportation equipment                 5.9
         Machinery and equipment                  5.9
         Computer software                        4.3
         Furniture and fixtures                   5.0

GOODWILL AND INTANGIBLE ASSETS
         Identifiable, definite-lived intangible assets arise from purchase business combinations and are amortized using either an accelerated method or the straight-line method over the estimated useful lives of the assets. The selection of an amortization method is based on which method best reflects the economic pattern of usage of the asset. The VITAS trade name is considered to have an indefinite life. Goodwill and the VITAS trade name are tested at least annually for impairment.
         The weighted average lives of our identifiable, definite-lived intangible assets at December 31, 2006, were:

         Covenants not to compete                 6.3     yrs.
         Referral networks                       10.0
         Customer lists                          13.3

LONG-LIVED ASSETS
         If we believe a triggering event may have occurred that indicates a possible impairment of our long-lived assets, we perform an estimation and valuation of the future benefits of our long-lived assets (other than goodwill and the VITAS trade name) based on key financial indicators. If the projected undiscounted cash flows of a major business unit indicate that property and equipment or identifiable, definite-lived intangible assets have been impaired, a write-down to fair value is made. As further discussed in Note 7, VITAS sold its Phoenix program in 2006. Prior to that sale, we determined that property and equipment of this program with a carrying value of $216,000 was impaired and recorded an impairment charge in September 2006. No other events occurred during 2006 or 2005 that indicated an impairment assessment was required.

OTHER ASSETS
         Debt issuance costs are included in other assets and are amortized using the effective interest method over the life of the debt.

REVENUE RECOGNITION
         Both the VITAS segment and Roto-Rooter segment recognize service revenues and sales when the earnings process has been completed. Generally, this occurs when services are provided or products are delivered. VITAS recognizes revenue at the estimated realizable amount due from third-party payers. Medicare billings are subject to certain limitations, as described further below.
         VITAS is subject to certain limitations on Medicare payments for services. Specifically, if the number of inpatient care days any hospice program provides to Medicare beneficiaries exceeds 20% of the total days of hospice care such program provided to all Medicare patients for an annual period beginning September 28, the days in excess of the 20% figure may be reimbursed only at the routine homecare rate. None of VITAS' hospice programs exceeded the payment limits on inpatient services in 2006, 2005 or 2004.
         VITAS is also subject to a Medicare annual per-beneficiary cap ("Medicare Cap"). Compliance with the Medicare Cap is measured by comparing the total Medicare payments received under a Medicare provider number with respect

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
to services provided to all Medicare hospice care beneficiaries in the program or programs covered by that Medicare provider number between November 1 of each year and October 31 of the following year with the product of the per-beneficiary cap amount and the number of Medicare beneficiaries electing hospice care for the first time from that hospice program or programs from September 28 through September 27 of the following year.
         We actively monitor each of our hospice programs, by provider number, as to their specific admission, discharge rate and median length of stay data in an attempt to determine whether revenues are likely to exceed the annual per-beneficiary Medicare cap. Should we determine that revenues for a program are likely to exceed the Medicare Cap based on projected trends, we attempt to institute corrective action to change the patient mix or to increase patient admissions. However, should we project our corrective action will not prevent that program from exceeding its Medicare Cap, we estimate the amount of revenue recognized during the period that will require repayment to the Federal government under the Medicare Cap and record the amount as a reduction to service revenue.
         During the year ended December 31, 2006, we recorded a pretax charge in continuing operations of $3.9 million for the estimated Medicare cap liability. Medicare cap charges related to our Phoenix operation were $7.9 million and are included in discontinued operations, as further discussed in Note 7. The components of the pretax charges are as follows (in thousands):

                                                     All
                                      Phoenix       Other        Total
                                     ----------  -----------  ------------
         2007 measurement period     $       -   $      470   $       470
         2006 measurement period         7,260        2,903        10,163
         2005 measurement period           671          525         1,196
                                     ----------  -----------  ------------
              Total                  $   7,931   $    3,898   $    11,829
                                     ==========  ===========  ============

         Charges for the 2005 measurement period relate to prior year billing limitations resulting from the fiscal intermediary reallocating admissions for deceased Medicare patients who received hospice care from multiple providers. The amounts for the 2006 and 2007 measurement periods are estimates made by management based upon Medicare admissions and Medicare revenue in each program.

SALES TAX
         The Roto-Rooter segment collects sales tax from customers when required by state and federal laws. We record the amount of sales tax collected net in the accompanying consolidated statement of income.

GUARANTEES
         In the normal course of business, we enter into various guarantees and indemnifications in our relationships with customers and others. Examples of these arrangements include guarantees of services for periods ranging from one day to one year and product satisfaction guarantees. Our experience indicates guarantees and indemnifications do not materially impact our financial condition or results of operations. Based on our experience, no liability for guarantees has been recorded as of December 31, 2006 or 2005.

OPERATING EXPENSES
         Cost of services provided and goods sold (excluding depreciation) includes salaries, wages and benefits of service providers and field personnel, material costs, medical supplies and equipment, pharmaceuticals, insurance costs, service vehicle costs and other expenses directly related to providing service revenues or generating sales. Selling, general and administrative expenses include salaries, wages and benefits of selling, marketing and administrative employees, advertising expenses, communications and branch telephone expenses, office rent and operating costs, legal, banking and professional fees and other administrative costs.

ADVERTISING
         We expense the production costs of advertising the first time the advertising takes place. The costs of yellow page listings are expensed when the directories are placed in circulation. These directories are generally in circulation for approximately one year, at which point they are replaced by the publisher with a new directory. We generally pay for directory placement assuming it is in circulation for one year. If the directory is in circulation for less than or greater than one year, we receive a credit or additional billing, as necessary. We do not control the timing of when a new directory is placed in circulation. Other advertising costs are expensed as incurred. Advertising expense for continuing operations for the year ended December 31, 2006 was $23.3 million (2005 - $21.2 million; 2004-$20.0 million).

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
COMPUTATION OF EARNINGS PER SHARE
         Earnings per share are computed using the weighted average number of shares of capital stock outstanding. Diluted earnings per share reflect the dilutive impact of our outstanding stock options and nonvested stock awards. Diluted earnings per share also assumed the conversion of the Convertible Junior Subordinated Debentures ("CJSD") into capital stock prior to the redemption of the CJSD in 2004, only when the impact was dilutive on earnings per share from continuing operations. Stock options whose exercise price is greater than the average market price of our stock are excluded from the computation of diluted earnings per share.

STOCK-BASED COMPENSATION PLANS
         Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123, revised ("SFAS 123(R)") which establishes accounting for stock-based compensation for employees. Under SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the fair value of the award and recognized as expense over the employee's requisite service period on a straight-line basis. We previously applied Accounting Principles Board Opinion No. 25 and provided the pro-forma disclosures required by Statement of Financial Accounting Standards No. 123. We elected to adopt the modified prospective transition method as provided by SFAS 123(R). Accordingly, we have not restated previously reported financial statement amounts. Other than certain reclassifications, there was no material impact on our financial position, results of operations or cash flows as a result of the adoption of SFAS 123(R).

INSURANCE ACCRUALS
         For our Roto-Rooter segment and Corporate Office, we self-insure for all casualty insurance claims (workers' compensation, auto liability and general liability). As a result, we closely monitor and frequently evaluate our historical claims experience to estimate the appropriate level of accrual for self-insured claims. Our third-party administrator ("TPA") processes and reviews claims on a monthly basis. Currently, our exposure on any single claim is capped at $500,000. For most of the prior years, the caps for general liability and workers' compensation were between $250,000 and $500,000 per claim. In developing our estimates, we accumulate historical claims data for the previous 10 years to calculate loss development factors ("LDF") by insurance coverage type. LDFs are applied to known claims to estimate the ultimate potential liability for known and unknown claims for each open policy year. LDFs are updated annually. Because this methodology relies heavily on historical claims data, the key risk is whether the historical claims are an accurate predictor of future claims exposure. The risk also exists that certain claims have been incurred and not reported on a timely basis. To mitigate these risks, in conjunction with our TPA, we closely monitor claims to ensure timely accumulation of data and compare claims trends with the industry experience of our TPA.
         For the VITAS segment, we self-insure for workers' compensation claims. Currently, VITAS' exposure on any single claim is capped at $500,000. For most of the prior years, the caps for workers' compensation were between $250,000 and $500,000 per claim. For VITAS' self-insurance accruals for workers' compensation, we obtained an actuarial valuation of the liability as of February 24, 2004 (the date of acquisition) and as of November 30, 2006 and 2005. The valuation methods used by the actuary are similar to those used internally for our other business units.

TAXES ON INCOME
         Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in our opinion, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in laws and rates on the date of enactment.
         We are subject to income taxes in Canada, the Federal and most state jurisdictions. Significant judgment is required to determine our provision for income taxes. We are periodically audited by various taxing authorities. We establish liabilities for possible assessments by taxing authorities resulting from exposures including, the deductibility of certain expenses and the tax treatment related to acquisitions and divestitures. While it is often difficult to predict the final outcome or the timing of resolution of any particular tax matter, we believe our tax reserves reflect the probable outcome of known contingencies, including interest and penalties, if applicable.

ESTIMATES
         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Disclosures of aftertax expenses and adjustments are based on estimates of the effective income tax rates for the applicable segments.

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
RECLASSIFICATIONS
         Prior year amounts have been reclassified to conform with current period presentation in the balance sheet, statement of income and statement of cash flows primarily related to operations discontinued in 2006.

RECENT ACCOUNTING STATEMENTS
         In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying
Misstatements in the Current Year Financial Statements" ("SAB 108"). Traditionally, there have been two widely recognized methods for quantifying the effects of financial statement misstatements. The first, called the "rollover" method, focuses primarily on the income statement effect of a misstatement but its use can lead to the accumulation of misstatements on the balance sheet. The other method, the "iron curtain" method, focuses primarily on the balance sheet effect of a misstatement but its use can cause out-of-period adjustments in the income statement.
         SAB 108 requires companies to evaluate financial statement misstatements using both methods, referred to as the "dual approach." An issuer may either restate all periods presented as if the dual approach had always been used or record the cumulative effect of using the dual approach to assets and liabilities with an offsetting adjustment to the opening balance of retained earnings as of January 1, 2006. There was no impact on our financial statements for the adoption of SAB 108.
         In September 2006, the FASB issued Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS 158"). The new standard requires employers to recognize fully the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. Under past accounting standards, the funded status of an employer's postretirement benefit plan (i.e., the difference between the plan assets and obligations) was not always completely reported in the balance sheet. Employers reported an asset or liability that almost always differed from the plan's funded status because previous accounting standards allowed employers to delay recognition of certain changes in plan assets and obligations that affected the costs of providing such benefits. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. There was no impact on our financial statements for the adoption of SFAS 158.
         In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" ("SFAS 157"), which addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under generally accepted accounting principles (GAAP). It sets a common definition of fair value to be used throughout GAAP. The new standard is designed to make the measurement of fair value more consistent and comparable and improve disclosures about those measures. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the impact SFAS 157 will have on our financial condition and results of operations.
         In September 2006, the FASB issued a staff position related to the accounting for planned major maintenance activities. The staff position sets forth four alternative methods of accounting for planned major maintenance activities but disallowed the accrue-in-advance method. The accrue-in-advance method provides for estimating the cost of major maintenance activities and accruing that cost in advance of the maintenance being performed. The guidance is effective for the first fiscal year beginning after December 15, 2006. There will be no material impact on our financial statements as a result of adopting this staff position.
         In July  2006,  the FASB  issued  Interpretation  No.  48  ("FIN  48"),
"Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109", which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. Upon adoption of FIN 48, the financial statements will reflect expected future tax consequences of such uncertain positions assuming the taxing authorities' full knowledge of the position and all relevant facts. FIN 48 also revises disclosure requirements and introduces an annual, tabular roll-forward of the unrecognized tax benefits. This interpretation is effective as of the beginning of fiscal years starting after December 15, 2006. We believe that the cumulative effect upon adoption of FIN 48, as of January 1, 2007, will reduce our accrual for uncertain tax positions by approximately $3 million to $5 million. We do not anticipate the adoption of FIN 48 will have a material impact on our 2007 effective tax rate.

2.  Stock Based Compensation Plans
         We provide employees the opportunity to acquire our stock through a number of plans, as follows:
          o We have nine stock incentive plans under which 10,700,000 shares can be issued to key employees through a grant of stock awards and/or options to purchase shares. The Compensation/Incentive Committee ("CIC") of the Board of Directors administers these plans. All options granted under these plans provide for a purchase price equal to the market value of the stock at the date of grant. The latest plan, covering a total of 3,000,000 shares, was adopted in May 2006 and revised in August 2006. The plans are not qualified, restricted or incentive plans under the U.S. Internal Revenue Code. The terms of each plan differ slightly, however, stock options issued under the plans generally have a maximum term of 10 years. Under one plan, adopted in 1999, up to 500,000 shares may be issued to employees who are not our officers or directors.

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                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
          o In May 2002, our shareholders approved the adoption of the Executive Long-Term Incentive Plan ("LTIP") covering our officers and key employees. The LTIP is administered by the CIC. During June 2004, the CIC approved guidelines covering the establishment of a pool of 250,000 shares ("2004 LTIP Pool") to be distributed
               to  eligible   members  of  management  upon  attainment  of  the
               following hurdles during the period January 1, 2004 through December 31, 2007:
               o    88,000 shares if our cumulative  pro forma  adjusted  EBITDA
                    (including the results of VITAS beginning January 1, 2004) reaches $365 million within the four-year period.
               o 44,000 shares represent a retention element, subject to a four-year, time-based vesting.
               o 30,000 shares may be awarded at the discretion of the CIC. Through December 31, 2006, 18,000 shares have been issued from the discretionary pool.
               o 88,000 shares if our stock price reaches the following hurdles during any 30 trading days out of any 60 trading day period during the four-year period:

                     Stock Price   Shares to be
                        Hurdle        Issued
                    -------------  -------------
                    $       35.00         22,000
                    $       38.75         33,000
                    $       42.50         33,000
                                  --------------
                                          88,000
                                  ==============

                  On June 22, 2004, the CIC awarded 44,000  restricted shares of stock to key employees under the retention component of the 2004 LTIP Pool. These shares vest on December 31, 2007, for all participants still employed by us. The total cost of these awards is $1.1 million, based on the fair value of the stock on the date of the award. Of this amount, $1.0 million relates to continuing operations and is being amortized on a straight-line basis over the 42-month period ending December 31, 2007.
                  During  the  first  quarter  of 2005,  the  price of our stock exceeded $35 per share for 30 trading days, fulfilling one of the stock price hurdles. On March 11, 2005, the CIC approved a payout of 25,000 shares of capital stock under the LTIP. The pretax expense of this award from continuing operations, including payroll taxes and benefit costs, was $1.1 million ($695,000 aftertax).
                  During  the  second  quarter  of 2005,  the price of our stock exceeded $38.75 per share for 30 trading days, fulfilling one of the stock price hurdles. On July 11, 2005, the CIC approved a payout of 37,500 shares of capital stock under the LTIP. The pretax expense of this award from continuing operations, including payroll taxes and benefit costs, was $1.8 million ($1.2 million aftertax).
                  During  the  fourth  quarter  of 2005,  the price of our stock exceeded $42.50 per share for 30 trading days, fulfilling one of the stock price hurdles. On December 2, 2005, the CIC approved a payout of 43,500 shares of capital stock under the LTIP. The pretax expense of this award from continuing operations, including payroll taxes and benefit costs, was $2.5 million ($1.6 million aftertax).
                  As of December 31,  2006,  no accrual for the cost of possible awards under the remaining components of the 2004 LTIP Pool was made since the targets have not been attained and no individual participant's share of a possible award has been identified or approved by the CIC.
                  As of  December  31,  2006,  a total of 100,000  shares may be earned under the EBITDA and contingent hurdles of the 2004 LTIP pool. On May 15, 2006, the CIC approved additional price hurdles and associated shares to be issued under the LTIP pursuant to the 2006 Stock Incentive Plan, as follows:

                     Stock Price   Shares to be
                        Hurdle        Issued
                    -------------  -------------
                    $       62.00         20,000
                    $       68.00         30,000
                    $       75.00         30,000
                                  --------------
                                          80,000
                                  ==============

                  The stock price  hurdles  must be  achieved  during 30 trading days out of any 60 trading day period during the three years ending May 15, 2009.

          o We maintain an Employee Stock Purchase Plan ("ESPP"). The ESPP allows eligible participants to purchase our shares through payroll deductions at current market value. We pay administrative

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                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
               and broker fees associated with the ESPP. Shares purchased for the ESPP are purchased on the open market and credited directly to participants' accounts. In accordance with the provisions of SFAS 123(R), the ESPP is non-compensatory.

         In March 2005, the Board of Directors approved immediate vesting of all unvested stock options to avoid recognizing approximately $951,000 of pretax expense that would have been charged to income upon adoption of SFAS 123R. The $215,000 pretax charge for accelerating the vesting of these options is included in operating income for the year ended December 31, 2005. For the year ended December 31, 2006, we recorded $1.3 million in amortization expense in the accompanying statement of income for stock-based compensation related to the amortization of restricted stock awards granted. For the year ended December 31, 2006, we recorded $1.2 million in selling, general and administrative expenses for stock-based compensation related to stock options granted. There were no capitalized stock-based compensation costs as of December 31, 2006. The pro-forma disclosure as required by SFAS No. 123 is as follows (in thousands):

                                                                      For the Years Ended
                                                                          December 31,
                                                                   2005                2004
                                                            ----------------- ------------------
   Net income, as reported                                   $      35,817     $       27,512
   Add:  stock-based  compensation  expense  included
    in  net  income  as reported, net of income taxes                4,314              3,940
   Deduct:  total stock-based  compensation  determined
    under a fair value method, net of income taxes                  (8,519)            (8,259)
                                                            ----------------- ------------------
   Pro-forma net income                                      $      31,612     $       23,193
                                                            ================= ==================
   Earnings per share:
      As reported                                            $        1.40     $         1.14
                                                            ================= ==================
      Pro-forma                                              $        1.24     $         0.96
                                                            ================= ==================
   Diluted earnings per share:
      As reported                                            $        1.36     $         1.12
                                                            ================= ==================
      Pro-forma                                              $        1.20     $         0.94
                                                            ================= ==================

         The above pro forma data were calculated using the Black-Scholes option valuation method to value our stock options granted. Key assumptions include:

                                                  For the Years Ended
                                                      December 31,
                                              2005                 2004
                                        ----------------   ----------------
         Weighted average grant-date
          fair value of options granted  $    12.43         $     6.80
         Risk-free interest rate                4.0 %              3.9 %
         Expected volatility                   30.9 %             30.3 %
         Expected life of options                 5 yrs.             5 yrs.
         Annual dividend rate            $     0.24         $     0.24

         As of December 31, 2006, approximately $2.6 million of total unrecognized compensation costs related to non-vested stock awards are expected to be recognized over a weighted average period of 2.5 years. As of December 31, 2006, approximately $5.4 million of total unrecognized compensation costs related to non-vested stock options are expected to be recognized over a weighted average period of 2.5 years.

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
         The following table summarizes stock option and award activity:

                                                            Stock Options                    Stock Awards
                                                ----------------------------------   --------------------------------
                                                                        Weighted                         Weighted
                                                      Number            Average          Number           Average
                                                        of              Exercise           of           Grant-Date
                                                      Shares             Price           Shares            Price
                                                ----------------------------------   --------------------------------
     Stock-based compensation shares:
        Outstanding at January 1, 2006              1,741,833       $     23.57          142,445     $      27.10
        Granted                                       370,450             51.76           29,600            53.17
        Exercised/Vested                             (449,161)            21.06          (34,456)           36.62
        Forfeited                                      (2,600)            31.48           (3,049)           29.78
                                                ----------------                   ----------------
        Outstanding at December 31, 2006            1,660,522       $     30.53          134,540     $      30.33
                                                ================ ================= ================ =================
        Vested at December 31, 2006                 1,290,672       $     24.44
                                                ================ =================

         The weighted average contractual life of outstanding and exercisable options was 6.5 years at December 31, 2006. Options outstanding at December 31, 2006, were in the following exercise price ranges:

                                                                      Weighted
                                                                       Average          Aggregate
                                                   Number of          Exercise          Intrinsic
                    Exercise Price Range            Options             Price             Value
         ---------------------------------------- --------------   --------------  --------------------
         $16.10 to $30.53                             981,272       $   20.14        $  17,008,000
         $30.54 to $51.76                             679,250       $   45.54        $           -

         The total intrinsic value of stock options exercised during the years ended December 31, 2006, 2005 and 2004 was $14.7 million, $28.3 million and $5.3 million, respectively. The total intrinsic value of stock options that were vested as of December 31, 2006, 2005 and 2004 was $16.8 million, $45.4 million and $31.3 million, respectively. The total intrinsic value of stock awards vested during the years ended December 31, 2006, 2005 and 2004 was $1.7 million, $5.6 million and $5.0 million, respectively. The total cash received from employees as a result of employee stock option exercises for the years ended December 31, 2006, 2005 and 2004 was $3.9 million, $12.3 million and $3.7 million, respectively. In connection with these exercises, the excess tax benefits realized for the years ended December 31, 2006, 2005 and 2004 were $5.6 million, $10.8 million and $1.9 million, respectively. We settle employee stock options with newly issued shares.
         We estimate the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS 123(R), the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 107 and our prior period pro forma disclosure of net income including stock-based compensation expense. We determine expected term, volatility, dividend yield and forfeiture rate based on our historical experience. We believe that historical experience is the best indicator of these factors. We granted 370,450 stock options on June 28, 2006 pursuant to the 2006 Stock Incentive Plan. For purposes of determining the key assumptions and the related fair value of the options granted, we analyzed the participants of the LTIP separately from the other stock option recipients. The assumptions we used to value the June 28, 2006 grant are as follows:

                                                  LTIP
                                              Participants        All Others
                                            ----------------- -----------------
         Stock price on date of issuance     $      51.76      $        51.76
         Grant date fair value per share     $      18.95      $        16.47
         Number of options granted                262,750             107,700
         Expected term (years)                        6.0                 4.5
         Risk free rate of return                    5.21 %              5.19 %
         Volatility                                  28.0 %              28.9 %
         Dividend yield                               0.5 %               0.5 %
         Forfeiture rate                                - %              10.0 %

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------

3.  Segments and Nature of the Business
         Our segments comprise the VITAS segment and the Roto-Rooter segment. Service America, which was sold in 2005, has been reclassified to discontinued operations for all periods presented. Relative contributions of each segment to service revenues and sales were 69% and 31%, respectively, in 2006. Relative contributions of each segment to service revenues and sales were 68% and 32%, respectively, in 2005. The vast majority of our service revenues and sales from continuing operations are generated from business within the United States.
         The reportable segments have been defined along service lines which is consistent with the way the businesses are managed. In determining reportable segments, the Roto-Rooter Services; and Roto-Rooter Franchising and Products operating units of the Roto-Rooter segment have been aggregated on the basis of possessing similar operating and economic characteristics. The characteristics of these operating segments and the basis for aggregation are reviewed annually. Accordingly, the reportable segments are defined as follows:
          o The VITAS segment provides hospice services for patients with severe, life-limiting illnesses. This type of care is aimed at making the terminally ill patient's final days as comfortable and pain-free as possible. Hospice care is typically available to patients who have been initially certified as terminally ill (i.e., a prognosis of six months or less) by their attending physician, if any, and the hospice physician. VITAS offers all levels of hospice care in a given market, including routine home care, inpatient care and continuous care. Over 90% of VITAS' revenues are derived through Medicare and Medicaid reimbursement programs.
          o The Roto-Rooter segment provides repair and maintenance services to residential and commercial accounts using the Roto-Rooter registered service mark. Such services include plumbing and sewer, drain and pipe cleaning. They are delivered through company-owned and operated territories, independent contractor-operated territories and franchised locations. This segment also manufactures and sells products and equipment used to provide such services.
          o We report corporate administrative expenses and unallocated investing and financing income and expense not directly related to either segment as "Corporate". Corporate administrative expense includes the stewardship, accounting and reporting, legal, tax and other costs of operating a publicly held corporation. Corporate investing and financing income and expenses include the costs and income associated with corporate debt and investment arrangements. Historically, we allocated stock-based compensation expense to the segment that employs its recipient. In connection with our adoption of SFAS 123(R), we re-assessed the classification within our business segments of stock-based compensation expense and determined that our chief decision maker analyzes stock-based compensation as a corporate expense. Accordingly, all stock-based compensation expense for 2006, 2005 and 2004 has been included as a corporate expense in the chart below.

         Segment data for our continuing operations are set forth below (in thousands):

                                                          For the Years Ended December 31,
                                             --------------------------------------------------------
                                                    2006               2005                2004
                                             ------------------ ------------------- -----------------
         Revenues by Type of Service
         ---------------------------
         VITAS
           Routine homecare                   $    492,012      $      426,380      $      315,925
           Continuous care                         121,096             106,417              78,669
           General inpatient                        89,882              85,836              63,673
           Medicare cap                             (3,898)                  -                   -
                                             ------------------ ------------------- -----------------
            Total segment                          699,092             618,633             458,267
                                             ------------------ ------------------- -----------------
         Roto-Rooter
           Sewer and drain cleaning                144,758             134,338             127,942
           Plumbing repair and maintenance         128,732             118,625             107,642
           Independent contractors                  19,169              18,070              16,360
           HVAC repair and maintenance               2,821               3,624               3,111
           Other products and services              24,015              22,680              21,555
                                             ------------------ ------------------- -----------------
            Total segment                          319,495             297,337             276,610
                                             ------------------ ------------------- -----------------
            Total service revenues and sales  $  1,018,587       $     915,970      $      734,877
                                             ================== =================== =================

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------

                                                          For the Years Ended December 31,
                                             --------------------------------------------------------
                                                   2006                2005              2004
                                             ------------------ ------------------- -----------------
         After tax Segment Earnings/(Loss)
         ---------------------------------
         VITAS                                 $     48,418       $      33,505        $      29,160
         Roto-Rooter                                 32,454              27,626               19,801
                                             ------------------ ------------------- -----------------
                           Total                     80,872              61,131               48,961
         Corporate                                  (23,150)            (24,903)             (25,761)
         Equity in VITAS loss                             -                   -               (4,105)
         Discontinued operations                     (7,071)               (411)               8,417
                                             ------------------ ------------------- -----------------
                           Net income          $     50,651       $      35,817        $      27,512
                                             ================== =================== =================
         Interest Income
         ---------------
         VITAS                                 $      5,443       $       2,792        $       1,091
         Roto-Rooter                                  4,082               2,391                1,180
                                             ------------------ ------------------- -----------------
                           Total                      9,525               5,183                2,271
         Corporate                                    2,492               1,805                1,403
         Intercompany eliminations                   (9,326)             (4,790)              (1,800)
                                             ------------------ ------------------- -----------------
                           Total interest
                            income             $      2,691       $       2,198        $       1,874
                                             ================== =================== =================
         Interest Expense
         ----------------
         VITAS                                 $        191       $         153        $         128
         Roto-Rooter                                    368                 563                  206
                                             ------------------ ------------------- -----------------
                           Total                        559                 716                  334
         Corporate                                   16,909              20,548               20,824
                                             ------------------ ------------------- -----------------
                           Total interest
                            expense            $     17,468       $      21,264        $      21,158
                                             ================== =================== =================
         Income Tax Provision
         --------------------
         VITAS                                 $     28,705       $      20,097        $      20,037
         Roto-Rooter                                 18,748              16,048               11,202
                                             ------------------ ------------------- -----------------
                           Total                     47,453              36,145               31,239
         Corporate                                  (14,891)            (17,717)             (17,503)
                                             ------------------ ------------------- -----------------
                           Total income
                            tax provision      $     32,562       $      18,428        $      13,736
                                             ================== =================== =================
         Identifiable Assets
         -------------------
         VITAS                                 $    517,112       $     523,494        $     500,670
         Roto-Rooter                                185,580             179,063              174,310
                                             ------------------ ------------------- -----------------
                           Total                    702,692             702,557              674,980
         Corporate                                   84,890             123,725              129,344
         Discontinued Operations                      5,705              12,821               21,242
                                             ------------------ ------------------- -----------------
                           Total identifiable
                            assets             $    793,287       $     839,103        $     825,566
                                             ================== =================== =================
         Additions to Long-Lived Assets
         ------------------------------
         VITAS                                 $     14,419       $      24,462        $     434,509
         Roto-Rooter                                 10,268               7,938                8,690
                                             ------------------ ------------------- -----------------
                           Total                     24,687              32,400              443,199
         Corporate                                      137                 443                  785
                                             ------------------ ------------------- -----------------
                           Total additions
                            to long-lived
                            assets             $     24,824       $      32,843        $     443,984
                                             ================== =================== =================
         Depreciation and Amortization
         -----------------------------
         VITAS                                 $     12,669       $      11,504        $       9,061
         Roto-Rooter                                  7,737               8,361                8,702
                                             ------------------ ------------------- -----------------
                           Total                     20,406              19,865               17,763
         Corporate                                    1,624               1,207                  558
                                             ------------------ ------------------- -----------------
                           Total depreciation
                            and amortization   $     22,030       $      21,072        $      18,321
                                             ================== =================== =================

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------

4.  Equity Interest in Affiliate (VITAS)
         Until February 23, 2004, we held a 37% interest in privately held VITAS. During the period January 1 through February 23, 2004, VITAS recognized a net loss of $18.3 million due to the recognition of approximately $20.9 million of aftertax costs related to VITAS' sale of its business to us. Our aftertax share of VITAS' loss for this period was $ 4.1 million.
         Included in the aftertax costs related to VITAS' sale of its business are the following (in thousands):

Accrual for potential severance costs under key employment agreements  $  10,975
Legal and valuation costs                                                  6,665
Loss on write-off of VITAS' deferred debt issuance costs                   2,698
Other                                                                        592
                                                                    ------------
                                      Total                            $  20,930
                                                                    ============

5.  Goodwill and Intangible Assets
         Amortization of definite-lived intangible assets from continuing operations was $4.0 million, $4.0 million and $3.5 million for the years ended December 31, 2006, 2005 and 2004, respectively. The following is a schedule by year of projected amortization expense for definite-lived intangible assets (in thousands):

         2007            $       4,038
         2008                    4,032
         2009                    4,002
         2010                    1,995
         2011                    1,197
          Thereafter             2,651

         The balance in identifiable intangible assets comprises the following (in thousands):


                                                             Gross             Accumulated             Net Book
                                                             Asset             Amortization              Value
                                                      -----------------    --------------------    ------------------
         December 31, 2006
         ----------------------------------------------
         Referral networks                             $       21,142        $       (7,858)         $     13,284
         Covenants not to compete                               8,751                (4,433)                4,318
         Customer lists                                         1,223                  (910)                  313
                                                      -----------------    --------------------    ------------------
           Subtotal - definite-lived intangibles               31,116               (13,201)               17,915
         VITAS trade name                                      51,300                     -                51,300
                                                      -----------------    --------------------    ------------------
              Total                                    $       82,416        $      (13,201)         $     69,215
                                                      =================    ====================    ==================

         December 31, 2005
         ----------------------------------------------
         Referral networks                             $       20,900        $       (5,108)         $     15,792
         Covenants not to compete                               8,678                (3,238)                5,440
         Customer lists                                         1,222                  (866)                  356
                                                      -----------------    --------------------    ------------------
           Subtotal - definite-lived intangibles               30,800                (9,212)               21,588
         VITAS trade name                                      51,300                     -                51,300
                                                      -----------------    --------------------    ------------------
              Total                                    $       82,100        $       (9,212)         $     72,888
                                                      =================    ====================    ==================

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
         The changes in the carrying amount of goodwill for the years ended December 31, 2005 and 2006 are as follows (in thousands):

                                                                           Roto-
                                                       VITAS              Rooter              Total
                                                  ----------------  ------------------  ------------------
     December 31, 2004                             $    323,170        $    108,402      $    431,572
     Acquired in business combinations,
       net of purchase accounting adjustments               414                 498               912
     Other adjustments                                        -                 112               112
                                                  ----------------  ------------------  ------------------
          December 31, 2005                             323,584             109,012           432,596
     Acquired in business combinations,
       net of purchase accounting adjustments              (311)              2,727             2,416
     Other adjustments                                        -                  38                38
                                                  ----------------  ------------------  ------------------
          December 31, 2006                        $    323,273        $    111,777      $    435,050
                                                  ================  ==================  ==================


         We performed impairment tests of goodwill for all of our reporting units and for the VITAS trade name as of December 31, 2005. As further discussed in Note 24, in 2006, we changed the date of our annual goodwill impairment analysis to October 1.
         For  all  reporting  units  included  in  continuing  operations,   the
impairment tests indicated that our goodwill and VITAS trade name are not impaired. For the purpose of impairment testing, we consider the reporting units to be VITAS, Roto-Rooter Services (plumbing and drain cleaning services) and Roto-Rooter Franchising and Products (franchising and manufacturing and sale of plumbing and drain cleaning products). As further discussed in Note 7, VITAS sold its Phoenix program in November 2006. Prior to that sale, we determined that the acquired referral network was impaired and recorded a pretax impairment loss of $2.2 million during September 2006.

6. Other Expenses
         Other expenses from continuing operations include the following pretax charges (in thousands):


                                                                 For the Year Ended
                                                                    December 31,
                                                    ------------------------------------------
                                                          2006         2005         2004
                                                    ------------ -------------- --------------
         Costs related to class action litigation    $     272     $   17,350     $    3,135
         Adjustments to transaction-related costs
                   of the VITAS acquisition                  -           (959)           442


         Expenses related to debt registration               -              -          1,191
                                                    ------------ -------------- --------------
                  Total other expenses               $     272     $   16,391     $    4,768
                                                    ============ ============== ==============

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
7.  Discontinued Operations
         Discontinued operations comprise (in thousands, except per share amounts):

                                                         For the Years Ended December 31,
                                                    ------------------------------------------
                                                        2006          2005          2004
                                                    ------------ -------------- --------------
    VITAS Phoenix (2006):
        Income/(loss) before income taxes            $  (9,117)   $   2,627      $    152
        Income taxes                                     3,645       (1,150)          (61)
                                                    ------------ -------------- --------------
        Income/(loss) from operations,
         net of income taxes                            (5,472)       1,477            91
         Gain on disposal, net of income
          tax expense of $391                              600            -             -
                                                    ------------ -------------- --------------
                                                        (4,872)       1,477            91
                                                    ------------ -------------- --------------
    Service America (2004):
        Income/(loss) before income taxes                 (141)         576          (535)
        Income taxes                                       109         (241)          222
                                                    ------------ -------------- --------------
        Income/(loss) from operations,
         net of income taxes                               (32)         335          (313)
        (Loss)/gain on disposal, net of income
         tax benefit of $165 and $14,232 respectively        -       (2,148)        8,872
                                                    ------------ -------------- --------------
                                                           (32)      (1,813)        8,559
                                                    ------------ -------------- --------------
    Adjustment to accruals of operations
     discontinued in prior years:
        Settlement costs and other accruals (2002)      (2,246)        (120)            -
        Environmental accruals (1991)                   (1,194)           -          (700)
        Allowance for uncollectible notes receivable
         and other accruals (2001)                          28            -           383
                                                    ------------ -------------- --------------
        Loss before income taxes                        (3,412)        (120)         (317)
        All other income taxes                           1,245           45            84
                                                    ------------ -------------- --------------
             Total adjustments                          (2,167)         (75)         (233)
                                                    ------------ -------------- --------------
                Total discontinued operations        $  (7,071)   $    (411)     $  8,417
                                                    ============ ============== ==============
    Earnings/(loss) per share                        $   (0.27)   $   (0.02)     $   0.35
                                                    ============ ============== ==============
    Diluted earnings/(loss) per share                $   (0.26)   $   (0.02)     $   0.34
                                                    ============ ============== ==============

         In September 2006, our Board of Directors approved and we announced our intention to exit the hospice market in Phoenix, Arizona. Although we were successful in growing admissions of terminally ill patients, our growth was primarily patients who reside in assisted living settings. Patients residing in these types of facilities tend to exit curative care and enter into hospice care relatively early in their terminal diagnosis. The Medicare Cap limits payment for hospice care when a significant portion of the patient census enters into hospice early in their terminal diagnosis. Although we have, on average, relatively short average and median lengths of stay in the majority of our programs, all programs are measured separately and cannot be considered in the aggregate of programs under common control. Due to these billing limitations, we experienced significant operating losses at this program. As a result of our announcement, we performed impairment tests of our long-lived assets of the Phoenix operation as of September 30, 2006 in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." An impairment charge of $2.4 million was recorded for the referral network intangible asset and fixed assets during the third quarter of 2006. The sale was completed in November 2006. The acquiring corporation purchased the substantial majority of assets of the Phoenix program for $2.5 million.
         On September 28, 2006, we announced a preliminary settlement in regard to litigation related to the 2002 divestiture of our Patient Care business segment. In connection with the sale of Patient Care in 2002, $5.0 million of the cash purchase price was placed in escrow pending collection of third-party payer receivables on Patient Care's balance sheet at the sale date. As of the settlement date, $4.2 million had been returned and the remainder was being withheld pending the settlement of certain third-party payer claims. Prior to the settlement, we had a long-term receivable from Patient Care of $12.5 million. We also had current accounts receivable from Patient Care for the post-closing balance sheet valuation and for expenses paid by us after closing on Patient Care's behalf of $3.4 million. We were in litigation with Patient Care over the collection of these current amounts and their allegations that our acquisition of VITAS violated a non-compete covenant in the sales agreement. We also have a warrant to purchase 2% of Patient Care's common stock that we recorded as a $1.4 million investment.

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
         We settled this case in October 2006. We agreed to forgive $1.2 million of the current receivable related to the post-closing balance sheet valuation and convert the remaining amount into debt secured by a promissory note with the same terms as the $12.5 million long-term receivable. We have incurred additional costs related to the settlement of $1.1 million for additional insurance and legal costs related to workers' compensation claims incurred prior to the sale. The after tax charge related to these amounts of $1.5 million has been recorded as discontinued operations. As a result of financial information received during the negotiations, we determined that the value of the warrants has been permanently impaired and have recorded a pretax impairment charge of $1.4 million. This charge is included in income from continuing operations on the consolidated statement of income.
         In December 2004, the Board of Directors authorized the discontinuance of our Service America segment through an asset sale to employees of Service America. The disposal was completed in May 2005. Our decision to dispose of Service America, which provides major-appliance and heating/air conditioning repair, maintenance and replacement services, was based on declining operating results and projected operating losses. The acquiring corporation purchased the substantial majority of Service America's assets in exchange for assuming substantially all of Service America's liabilities. The loss on disposal of Service America in 2005 arises from the finalization of asset and liability values and related tax benefits resulting from the consummation of the sale transaction. Included in the assets acquired was a receivable from us for approximately $4.7 million. We paid $1 million of the amount upon closing and the remainder was due over the following year in 11 equal installments. No balances are due Service America as of December 31, 2006. The balance due Service America as of December 31, 2005 was $1.3 million. We recognized a tax benefit of approximately $14.2 million on this disposal in 2004, primarily due to the recognition of non-deductible goodwill impairment losses in prior years.
         During 2004, we increased our accrual for environmental liabilities related to the disposal of DuBois Chemicals, Inc. ("DuBois") in 1991 by $700,000. During 2006, we again increased our accrual for environmental liabilities related to the disposal of DuBois by $1.2 million. The adjustment made by us is based on an assessment by our environmental attorney, a preliminary settlement agreement with respect to one site and ongoing discussions with the U.S. Environmental Protection Agency. At December 31, 2006 and 2005, the accrual for our estimated liability for potential environmental cleanup and related costs arising from the sale of DuBois amounted to $3.5 million and $3.0 million, respectively. Of the 2006 balance, $2.6 million is included in other current liabilities and $900,000 is included in other liabilities (long-term). We are contingently liable for additional DuBois-related environmental cleanup and related costs up to a maximum of $14.9 million. On the basis of a continuing evaluation of the potential liability, we believe it is not probable this additional liability will be paid. Accordingly, no provision for this contingent liability has been recorded. The potential liability is not insured, and the recorded liability does not assume the recovery of insurance proceeds. Also, the environmental liability has not been discounted because it is not possible to reliably project the timing of payments. We believe that any adjustments to our recorded liability will not materially adversely affect our financial position or results of operations.
         The $383,000 reduction to the allowance for uncollectible notes receivable from Cadre Computer Resources Co. ("Cadre Computer") (sold in 2001) in 2004 is attributable to Cadre Computer's experiencing better than anticipated financial results and to the expiration of $350,000 of Cadre Computer's line of credit with us.
         Revenues generated by discontinued operations comprise (in thousands):

                                    For the Years Ended December 31,
                              -------------------------------------------
                                  2006            2005          2004
                              -------------------------------------------

          Service America      $       -      $  10,716    $    38,986
          Phoenix                    (98)        10,506            464
                              -------------------------------------------
                               $     (98)     $  21,222    $    39,450
                              ===========================================

         At December 31, 2006, other current liabilities include accruals of $13.7 million and other liabilities (long-term) include accruals of $2.6 million for costs related to discontinued operations. The estimated timing of payments of these liabilities follows (in thousands):

         2007                        $       13,735
         2008                                   932
         2009                                   963
         2010                                   454
         2011                                   264
         After 2011                               -
                                    --------------------
                                     $       16,348
                                    ====================

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
         Our Chairman of the Board, President and Chief Executive Officer and our former Chief Administrative Officer (currently a director of our company) are directors of Cadre Computer. In addition, our former Chief Administrative Officer holds a 51% equity ownership interest in Cadre Computer at December 31, 2006 and is Chairman and Chief Executive Officer of Cadre Computer.

8.  Business Combinations
         During 2006, we completed three business combinations within the Roto-Rooter segment for an aggregate purchase price of $4.1 million in cash. We made no acquisitions within the VITAS segment during 2006. The Roto-Rooter acquisitions were completed mainly to increase our market penetration in Erie, Pennsylvania, Tyler, Texas and Lexington, Kentucky. The results of operations of these businesses are included in our results of operations from the date of acquisition. The purchase price allocations for the 2006 business combinations are preliminary and will be finalized during 2007.
         During 2005, we completed one business combination within the Roto-Rooter segment and two within the VITAS segment for an aggregate purchase price of $6.2 million in cash. The acquisitions were completed mainly to increase our market penetration. The VITAS businesses acquired provide hospice services in the Pittsburgh, PA and Philadelphia, PA areas and the Roto-Rooter business acquired provides drain cleaning and plumbing services using the Roto-Rooter name in Greensboro, NC. The results of operations of these businesses are included in our results of operations from the date of acquisition.
         During 2004, we completed two business combinations within the Roto-Rooter segment and two within the VITAS segment for an aggregate purchase price of $19.3 million in cash. The VITAS businesses acquired provide hospice services in the Phoenix, AZ and the Atlanta, GA areas, and the Roto-Rooter businesses acquired provide drain cleaning and plumbing services using the Roto-Rooter name in Harrisburg, PA and Spokane, WA. The results of operations of all of these businesses are included in our results of operations from the date of acquisition.
         On February 24, 2004, we completed the acquisition of the 63% of VITAS common stock we did not previously own for cash consideration of $323.8 million. The total investment in VITAS, including $3.1 million of acquisition expenses and our $18.0 million prior investment in VITAS, was $366.2 million. We have completed the purchase price allocation and the excess of the purchase price over the fair value of the net assets acquired in purchase business combinations is classified as goodwill.

          Total net assets acquired                 $     366,194
          Less: prior investment in VITAS                 (18,032)
          Less-cash and cash equivalents
                acquired                                  (24,377)
                                                   -----------------
               Net cash used                        $     323,785
                                                   =================

         The  purchase  price  of  all  businesses   acquired  during  the  year
indicated, except the VITAS acquisition, has been allocated as follows (in thousands):

                                            For the Years Ended December 31,
                                   ---------------------------------------------
                                        2006            2005             2004
                                   -------------- --------------- --------------
         Identifiable intangible
              assets                $       315     $        -      $       -
         Goodwill                         2,416          1,429         19,274
         Other assets and
              liabilities-net             1,414          4,736             (8)
                                   -------------- --------------- --------------
                  Total net assets  $     4,145     $    6,165      $  19,266
                                   ============== =============== ==============

         Approximately $20.9 million of the goodwill related to the VITAS acquisition and all of the goodwill related to business combinations completed in 2006, 2005 and 2004 is expected to be deductible for income tax purposes.

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
         The unaudited pro forma results of operations, assuming purchase business combinations completed in 2006 and 2005 were completed on January 1, 2005 are presented below (in thousands, except per share data):

                                            For the Years Ended
                                                December 31,
                                      --------------------------------
                                            2006            2005
                                      --------------- ----------------
         Service revenues and sales    $   1,019,530    $    917,615
         Net Income                           50,988          36,196
         Earnings per share                     1.95            1.42
         Diluted Earnings per share             1.91            1.38

9.  Other Income--Net
         Other income--net from continuing operations comprises the following (in thousands):

                                                           For the Years Ended December 31,
                                                    ----------- --------------- --------------
                                                        2006           2005          2004
                                                    ----------- --------------- --------------
         Interest income                             $   2,691    $     2,198    $    1,874
         Market value gains on trading
           investments of employee benefit trusts        2,030            863         1,859
         Loss on disposal of property and equipment       (161)          (131)         (350)
         Other - net                                        88            192            87
                                                    ----------- --------------- --------------
           Total other income                        $   4,648    $     3,122    $    3,470
                                                    =========== =============== ==============

10.  Income Taxes
         The provision for income taxes comprises the following (in thousands):

                                                         For the Years Ended December 31,
                                                    ------------------------------------------
         Continuing Operations:                         2006          2005          2004
                                                    ----------- --------------- --------------
                Current
                    U.S. federal                     $  21,955    $    21,201    $    7,042
                    U.S. state and local                 2,808          1,763         1,209
                    Foreign                                391            519           516
                Deferred
                    U.S. federal, state and local        7,474         (4,951)        5,060
                    Foreign                                (66)          (104)          (91)
                                                    ----------- --------------- --------------
                        Total                        $  32,562    $    18,428    $   13,736
                                                    =========== =============== ==============


         Discontinued Operations:
                Current U.S. federal                 $  (4,175)   $   (14,497)   $   (2,351)
                Current U.S. state and local              (440)        (1,214)          (55)
                Deferred U.S. federal, state and local       7         16,892       (12,071)
                                                    ----------- --------------- --------------
                        Total                        $  (4,608)   $     1,181    $  (14,477)
                                                    =========== =============== ==============

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
         A summary of the significant temporary differences for continuing operations that give rise to deferred income tax assets/(liabilities) follows (in thousands):

                                                           December 31,
                                                  -------------- ---------------
                                                       2006             2005
                                                  -------------- ---------------
          Accrued liabilities                      $  27,248       $    34,646
          Allowance for uncollectible
           accounts receivable                         2,692             2,765
          State net operating loss carryforwards       1,427             1,878
          Other                                        3,556             2,527
                                                  -------------- ---------------
                  Deferred income tax assets          34,923            41,816
                                                  -------------- ---------------

          Amortization of intangible assets          (32,162)          (30,064)
          Accelerated tax depreciation                (8,222)           (8,426)
          Currents assets                             (1,776)           (1,690)
          Other                                         (701)             (422)
                                                  -------------- ---------------
                  Deferred income tax liabilities    (42,861)          (40,602)
                                                  -------------- ---------------
                   Net deferred income tax assets  $  (7,938)      $     1,214
                                                  ============== ===============

         Included in other assets at December 31, 2006, are deferred income tax assets of $574,000 (December 31, 2005--$499,000). At December 31, 2006 and 2005,
state net operating loss carryforwards were $29.0 million and $39.6 million, respectively. These net operating losses will expire, in varying amounts, between 2009 and 2026. Based on our history of operating earnings, we have determined that our operating income will, more likely than not, be sufficient to ensure realization of our deferred income tax assets. We believe no net operating losses will be lost due to the continuity of business requirement.
         The difference between the actual income tax provision for continuing operations and the income tax provision calculated at the statutory U.S. federal tax rate is explained as follows (in thousands):

                                                                        For the Years Ended December 31,
                                                                 -------------------------------------------
                                                                       2006          2005          2004
                                                                 -------------------------------------------
Income tax provision calculated using the statutory rate of 35%   $    31,599      $  19,130     $  12,928
State and local income taxes, less federal income tax effect            3,112          1,994         2,500
Tax accrual adjustments                                                (1,758)        (2,387)       (2,025)
Other --net                                                              (391)          (309)          333
                                                                 -------------------------------------------
       Income tax provision                                       $    32,562      $  18,428     $  13,736
                                                                 ===========================================
       Effective tax rate                                                36.1%          33.7%         37.2%
                                                                 ===========================================

         Summarized below are the total amounts of income taxes paid/(refunded) during the years ended December 31 (in thousands):

         2006       $     3,823
         2005             9,923
         2004           (13,131)

         Provision has not been made for additional taxes on $35.1 million of undistributed earnings of our domestic subsidiaries. Should we elect to sell our interest in all of these businesses rather than to effect a tax-free liquidation, additional taxes amounting to approximately $12.8 million would be incurred based on current income tax rates.

11.  Cash Overdrafts and Cash Equivalents
         Included in accounts payable are cash overdrafts of $10.6 million and $8.0 million as of December 31, 2006 and 2005, respectively.
         From time to time throughout the year, we invest our excess cash in repurchase agreements directly with major commercial banks. We do not physically hold the collateral, but the term of such repurchase agreements is less than 10 days. Investments of significant amounts are spread among a number of banks and the amounts invested in each bank are varied constantly. Included in cash and cash equivalents at December 31, 2006, are cash equivalents in the amount of

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
$22.5 million (2005-$53.2 million). The cash equivalents at both dates consist of investments in various money market funds and repurchase agreements yielding interest at a weighted average rate of 5.2% in 2006 and 4.1% in 2005.

12.  Properties and Equipment
         A summary of properties and equipment follows (in thousands):

                                                              December 31,
                                                     ---------------------------
                                                          2006           2005
                                                     ------------- -------------
         Land                                         $     1,713    $    1,713
         Buildings                                         24,349        22,941
         Transportation equipment                          12,270        12,696
         Machinery and equipment                           42,474        40,451
         Computer software                                 21,223        19,568
         Furniture and fixtures                            31,017        26,142
         Projects under development                        14,201         8,271
                                                     ------------- -------------
                    Total properties and equipment        147,247       131,782
         Less accumulated depreciation                    (77,107)      (66,627)
                                                     ------------- -------------
                    Net properties and equipment      $    70,140    $   65,155
                                                     ============= =============

13.  Long-Term Debt and Lines of Credit
         A summary of our long-term debt follows (in thousands):

                                                             December 31,
                                                     ---------------------------
                                                         2006           2005
                                                     ------------- -------------
         Fixed rate notes due 2011                    $ 150,000      $ 150,000
         Term loan due 2005-2009                              -         84,363
         Other                                              540            740
                                                     ------------- -------------
                Subtotal                                150,540        235,103
         Less current portion                              (209)        (1,045)
                                                     ------------- -------------
                Long-term debt, less current portion  $ 150,331      $ 234,058
                                                     ============= =============

         The average interest rate for our long-term debt was 8.3% and 7.5% for the years ended December 31, 2006 and 2005, respectively.

2006 AMENDMENTS
         On March 31, 2006, we repaid in full our $84.4 million term loan with JPMorgan Chase Bank ("TL"). The TL was paid with a combination of cash on hand and a draw on our revolving credit facility. At that time, we also amended the $175 million revolving credit facility ("RCF") with JPMorgan Chase Bank to reduce the commitment and annual fees and to reduce the floating interest rate by approximately 50 basis points. The interest rate of the amended RCF is LIBOR plus 1.25%. There were no borrowings under the RCF as of December 31, 2006. The amended RCF also includes an "accordion" feature that allows us the opportunity to expand the facility by $50 million. The RCF terminates in February 2010. In connection with the repayment of the TL, we recorded a write-off of unamortized debt issuance costs of $430,000.

2005 CREDIT FACILITY
         In February 2005, we amended our bank credit facility with JPMorgan Chase Bank. The Amended and Restated Credit Agreement ("ARCA") provided for a TL of $85 million at a rate of LIBOR plus 2.0% and a RCF of $175 million at a rate of LIBOR plus 2.5%. Commitment fees included an annual fee of $100,000 plus a fee of .375% per annum of the unused RCF, payable quarterly.
         Loans under the ARCA are collateralized by substantially all of our assets. Should we generate excess cash flow ("ECF") during a year, as defined in ARCA, an additional principal payment must be made. Based on our results as of and for the year ended December 31, 2005 and 2004, no additional term loan payments have been required.
         Also in February 2005, we used proceeds from borrowings under the ARCA ($85 million TL and $3.5 million RCF) plus $54.4 million of our cash balances to retire our previous term loan ($30.5 million), to redeem the entire $110 million aggregate principal amount of our Floating Rate Notes due 2010, to pay $1.1 million prepayment penalty for the Floating Rate Notes and to pay $1.4 million of fees for the ARCA.

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
2004 CREDIT AGREEMENTS
         On February 24, 2004, in conjunction with our acquisition of the VITAS shares not previously owned and to retire our senior notes due 2005 through 2009 , we issued 4 million shares of capital stock in a private placement and borrowed $335 million as follows:

          o $150 million from the issuance of privately placed 8.75% senior notes ("Fixed Rate Notes") due 2011. Semiannual interest payments began in August 2004 and payment of unpaid principal and interest will be due February 2011. The Fixed Rate Notes are unsecured and are effectively subordinated to our secured indebtedness. In the second quarter of 2004, we filed a registration statement covering up to $150 million principal amount of new 8.75% senior notes due 2011 ("New Fixed Rate Notes"). Except for the lack of transfer restrictions, the terms of the New Fixed Rate Notes are substantially identical to those of the Fixed Rate Notes. Pursuant to our exchange offer, all holders of the Fixed Rate Notes exchanged their notes for like principal amounts of the New Fixed Rate Notes.
                 Prior to  February  24,  2007,  up to a  maximum  of 35% of the principal of the New Fixed Rate Notes may be redeemed under specified circumstances at a price of 108.75% plus accrued interest.After February 24, 2007, the New Fixed Rate Notes may be redeemed, in whole or in part, at redemption prices ranging from 104.375% (beginning on February 24, 2007) to 100% (beginning on February 24, 2010) plus accrued interest.
          o $110 million from the issuance of privately placed floating rate senior secured notes ("Floating Rate Notes") due 2010 which were redeemed in 2005.
          o $75 million drawn down under a $135 million secured revolving credit/term loan facility ("2004 Credit Facility") with JPMorgan Chase Bank. The facility comprised a $35 million term loan and $100 million revolving credit facility, including up to $40 million in letters of credit. This facility was replaced in 2005 with the ARCA.

OTHER
         Other   long-term  debt  has  arisen  from  loans  in  connection  with acquisitions of various businesses and properties. Interest rates range from 5% to 8%, and the obligations are due on various dates through December 2009.

         The following is a schedule by year of required long-term debt payments as of December 31, 2006 (in thousands):

         2007                            $    209
         2008                                 162
         2009                                 169
         2010                                   -
         2011                             150,000
                                      ------------
           Total long-term debt         $ 150,540
                                      ============

         During  2006  and  2005,   interest  totaling  $751,000  and  $380,000,
respectively, was capitalized. Summarized below are the total amounts of interest paid during the years ended December 31 (in thousands):

         2006                           $  16,462
         2005                              20,368
         2004                              17,255

DEBT COVENANTS
         Collectively,  the  ARCA  and the New  Fixed  Rate  Notes  provide  for
affirmative   and   restrictive   covenants   including,   without   limitation,
requirements or restrictions (subject to exceptions) related to the following:

          o    use of proceeds of loans,
          o    restricted   payments,   including   payments  of  dividends  and
               retirement of stock (permitting $.24 per share dividends so long as the aggregate amount of dividends in any fiscal year does not exceed $7.0 million), with exceptions for existing employee benefit plans and stock option plans,
          o    mergers and dissolutions,
          o    sales of assets,
          o    investments and acquisitions,
          o    liens,
          o    transactions with affiliates,

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
          o    hedging and other financial contracts,

          o    restrictions on subsidiaries,

          o    contingent obligations,

          o    operating leases,

          o    guarantors,

          o    collateral,

          o    sale and leaseback transactions,

          o    prepayments of indebtedness,

          o maximum annual limit for acquisitions of $80 million (no single acquisition to exceed $50 million),
          o maximum annual expenditures for operating leases of $30 million, and
          o    maximum annual capital expenditures of $30 million.

         In addition, the credit agreements provide that the Company will be required to meet minimum net worth requirements, maximum leverage requirements, maximum senior leverage requirements and minimum fixed charge requirements, to be tested quarterly. The ARCA also contains cross-default provisions. We are in compliance with all debt covenants as of December 31, 2006. As of December 31, 2006, we have approximately $141.7 million of unused lines of credit available and eligible to be drawn down under the RCF.
         In connection with the February 2005 amendment, we recorded a loss on the extinguishment of debt of $4.0 million that comprised a prepayment penalty of $1.1 million on the Floating Rate Notes and the write-off of $2.9 million of unamortized debt issuance costs for the Floating Rate Notes and the previous term loan. In connection with the February 2004 transaction, we incurred a prepayment penalty of $3.3 million on the senior notes.

14. Other Current Liabilities
         At December 31, 2006 and 2005, other current liabilities comprised the following (in thousands):

                                                            December 31,
                                                     ---------------------------
                                                          2006         2005
                                                     ------------- -------------
         Accrued legal settlements                   $    1,889     $  23,108
         Accrued divestiture expenses                     2,612         3,895
         Accrued Medicare Cap estimate                    3,373             -
         Other                                           14,810        18,820
                                                     ------------- -------------
                  Total other current liabilities    $   22,684     $  45,823
                                                     ============= =============

15.  Pension and Retirement Plans
         Retirement  obligations  under  various plans cover  substantially  all full-time employees who meet age and/or service eligibility requirements. The major plans providing retirement benefits to our employees are defined contribution plans. Expenses charged to continuing operations for our retirement and profit-sharing plans, ESOPs, excess benefit plans and other similar plans comprise the following (in thousands):

                                          For the Years Ended December 31,
                                     ---------------------------------------
                                           2006           2005       2004
                                     ---------------------------------------
         Compensation cost of ESOPs   $         -     $   1,324    $  1,811
         Pension, profit-sharing
             and other similar plans       11,117         9,004       5,639
                                     ---------------------------------------
               Total                  $    11,117     $  10,328    $  7,450
                                     =======================================
         Dividends on ESOP shares
             used for debt service    $         -     $     122    $    129
                                     =======================================

         We previously established two employee stock ownership plans ("ESOPs") that purchased a total of $56.0 million of our capital stock. Substantially all eligible employees of the Roto-Rooter segment and the Corporate Office participated in the ESOPs. All shares in the ESOP trust were allocated as of December 31, 2005. The ESOP trusts were terminated and participant balances transferred to the retirement plan in the first quarter of 2006.
         We have excess benefit plans for key employees whose participation in the qualified plans is limited by U.S. Employee Retirement Income Security Act requirements. Benefits are determined based on theoretical participation in the qualified plans. Prior to September 1, 1998, the value of these benefits was invested in shares of our stock and in mutual funds, which were held by grantor

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
trusts. Currently, benefits are only invested in mutual funds, and participants are not permitted to diversify accumulated benefits in shares of our stock. Trust assets invested in shares of our stock are included in treasury stock, and the corresponding liability is included in a separate component of shareholders' equity. At December 31, 2006, these trusts held 133,315 shares or $2.4 million of our stock (December 31, 2005--133,870 shares or $2.4 million). The diversified assets of our excess benefit and deferred compensation plans, all of which are invested in either company-owned life insurance or various mutual funds, totaled $25.7 million at December 31, 2006 (December 31, 2005--$21.1 million).

16.  Lease Arrangements
         We have operating leases that cover our corporate office headquarters, various warehouse and office facilities, office equipment and transportation equipment. The remaining terms of these leases range from one year to nine years, and in most cases, we expect that these leases will be renewed or replaced by other leases in the normal course of business. We have no significant capital leases as of December 31, 2006 or 2005.
         The following is a summary of future minimum rental payments and sublease rentals to be received under operating leases that have initial or remaining noncancelable terms in excess of one year at December 31, 2006 (in thousands):

         2007                                   $    16,761
         2008                                        14,261
         2009                                        12,473
         2010                                         8,299
         2011                                         6,062
         After 2011                                   9,590
                                              ---------------
               Total minimum rental payments         67,446
         Less: minimum sublease rentals                (572)
                                              ---------------
               Net minimum rental payments      $    66,874
                                              ===============

         Total rental expense incurred under operating leases for continuing operations follows (in thousands):

                                          For the Years Ended December 31,
                                    ------------------------------------------
                                           2006          2005          2004
                                    ------------ -------------- --------------
         Total rental payments       $   16,859   $    17,027    $    13,569
         Less sublease rentals             (687)       (1,659)        (1,640)
                                    ------------ -------------- --------------
              Net rental expense     $   16,172   $    15,368    $    11,929
                                    ============ ============== ==============

17.  Financial Instruments
         The following methods and assumptions are used in estimating the fair value of each class of our financial instruments:

          o For cash and cash equivalents, accounts receivable and accounts payable, the carrying amount is a reasonable estimate of fair value because of the liquidity and short-term nature of these instruments.
          o The carrying values of our investment in the Patient Care warrant in 2005 and the Note receivable due from Patient Care are considered to be the best indicator of fair value available. As mentioned in Note 7 above, we recorded an impairment charge of $1.4 million with respect to the Patient Care warrant in September 2006.
          o For long-term debt, we calculated the fair value based either on market quotations received from financial institutions or discounted cash flow analysis.

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
         The estimated fair values of our financial instruments are as follows (in thousands):

                                                                            December 31,
                                                 -------------------------------------------------------------
                                                              2006                         2005
                                                 --------------------------- ---------------------------------
                                                      Carrying        Fair         Carrying        Fair
                                                       Amount         Value         Amount         Value
                                                 --------------- ----------- --------------- -----------------
     Other investments--
            Investment in Patient Care warrant    $          -    $        -    $     1,445    $     1,445
            Note receivable                             14,701        14,701         12,500         12,500
                                                 --------------- ----------- --------------- -----------------
                   Total other investments        $     14,701    $   14,701    $    13,945    $    13,945
                                                 ==============  =========== =============== =================

     Long-term debt                               $   150,540     $ 155,040     $  235,103     $  244,091


18.  Earnings Per Share
         The computation of earnings per share follows (in thousands, except per share data):

                          Income from Continuing Operations          Net Income
                          --------------------------------- --------------------------------
                                               Income Per                         Income Per
                           Income     Shares      Share      Income     Shares       Share
------------------------- --------- ---------- ------------ -------- ------------ ----------
2006
 Earnings                   $57,722     26,118     $   2.21  $50,651       26,118   $   1.94
                                               ============                       ==========
 Dilutive stock options           -        496                     -          496
 Nonvested stock awards           -         55                     -           55
                          --------- ----------              -------- ------------
      Diluted earnings      $57,722     26,669     $   2.16  $50,651       26,669   $   1.90
                          ========= ========== ============ ======== ============ ==========

2005
 Earnings                   $36,228     25,552     $   1.42  $35,817       25,552   $   1.40
                                               ============                       ==========
 Dilutive stock options           -        666                     -          666
 Nonvested stock awards           -         81                     -           81
                          --------- ----------              -------- ------------
      Diluted earnings      $36,228     26,299     $   1.38  $35,817       26,299   $   1.36
                          ========= ========== ============ ======== ============ ==========

2004
 Earnings                   $19,095     24,120     $   0.79  $27,512       24,120   $   1.14
                                               ============                       ==========
 Dilutive stock options           -        502                     -          502
 Nonvested stock awards           -         14                     -           14
                          --------- ----------              -------- ------------
      Diluted earnings      $19,095     24,636        $0.78  $27,512       24,636   $   1.12
                          ========= ========== ============ ======== ============ ==========

         The impact of the CJSDs was excluded from the above computations in 2004 because it was antidilutive to earnings per share for all periods. All of the remaining CJSDs were either converted or retired as of May 18, 2004. The debentures were convertible into an average of 274,000 shares for the year ended December 31, 2004.
         During 2006, 369,850 stock options granted in June 2006 at an exercise price of $51.76 were excluded from the computation of diluted earnings per share as their exercise prices were greater than the average market price during most of the year. During 2005 and 2004, there were no options outstanding whose exercise price exceeded the average market price for the year.

19.  Loans Receivable from Independent Contractors
         At  December  31,  2006,  we  had  contractual   arrangements  with  61
independent contractors to provide plumbing repair and drain cleaning services under sublicensing agreements using the Roto-Rooter name in lesser-populated areas of the United States and Canada. The arrangements give the independent contractors the right to conduct a plumbing and drain cleaning business using the Roto-Rooter name in a specified territory in exchange for a royalty based on a percentage of labor sales, generally approximately 40%. We also pay for yellow pages advertising in these areas, provide certain capital equipment and provide operating manuals to serve as resources for operating a plumbing and drain

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
cleaning business. The contracts are generally cancelable upon 90 days' written notice (without cause) or upon a few days' notice (with cause). The independent contractors are responsible for running the businesses as they believe best.
         Our maximum exposure to loss from arrangements with our independent contractors at December 31, 2006, is approximately $1.9 million ($2.6 million at December 31, 2005). The exposure to loss is mainly the result of loans given to the independent contractors. In most cases, these loans are partially secured by receivables and equipment owned by the independent contractor. The interest rates on the loans range from zero to 8% per annum, and the remaining terms of the loans range from 2.5 months to 5.4 years at December 31, 2006. During 2006, we recorded revenues of $19.2 million (2005--$18.1 million; 2004--$16.4 million) and pretax profits of $6.9 million (2005--$6.0 million; 2004--$5.1 million) from all of our independent contractors.

20.  Litigation
         We are party to a class action lawsuit filed in the Third Judicial Circuit Court of Madison County, Illinois in June of 2000 by Robert Harris, alleging certain Roto-Rooter plumbing was performed by unlicensed employees. We contested these allegations and believe them without merit. Plaintiff moved for certification of a class of customers in 32 states who allegedly paid for plumbing work performed by unlicensed employees. Plaintiff also moved for partial summary judgment on grounds the licensed apprentice plumber who installed his faucet did not work under the direct personal supervision of a licensed master plumber. On June 19, 2002, the trial judge certified an Illinois-only plaintiffs class and granted summary judgment for the named party Plaintiff on the issue of liability, finding violation of the Illinois Plumbing License Act and the Illinois Consumer Fraud Act through Roto-Rooter's representation of the licensed apprentice as a plumber. The court did not rule on certification of a class in the remaining 31 states. In December 2004, we reached a resolution of this matter with the Plaintiff and accrued $3.1 million as the anticipated cost of settling this litigation. The court approved this settlement in July 2006.
         Like other large California employers, our VITAS subsidiary faces allegations of purported class-wide wage and hour violations. It was party to a class action lawsuit filed in the Superior Court of California, Los Angeles County, in April of 2004 by Ann Marie Costa, Ana Jimenez, Mariea Ruteaya and Gracetta Wilson ("Costa"). This case alleged failure to pay overtime wages for hours worked "off the clock" on administrative tasks, including voicemail retrieval, time entry, travel to and from work, and pager response. This case also alleged VITAS failed to provide meal and break periods to a purported class of California nurses, home health aides and licensed clinical social workers. The case also sought payment of penalties, interest, and Plaintiffs' attorney fees. VITAS contested these allegations.
         Plaintiff moved for class certification, and VITAS opposed this motion. We reached an agreement with the Plaintiff class in order to avoid the uncertainty of litigation and the diversion of resources and personnel resulting from the litigation. In connection with our acquisition of VITAS in February 2004, we recorded a liability of $2.3 million on VITAS' opening balance sheet for this case. At that time, this represented our best estimate of our exposure in the matter. As a result of the tentative resolution, we recorded a pretax charge of $17.4 million ($10.8 million aftertax) in the fourth quarter of 2005, representing the portion of this settlement not accounted for on VITAS' opening balance sheet. These amounts are inclusive of Plaintiffs' class attorneys' fees and the costs of settlement administration. On June 26, 2006, the court granted final approval of the settlement ($19.9 million).
         VITAS is party to a class action lawsuit filed in the Superior Court of California, Los Angeles County, in September 2006 by Bernadette Santos, Keith Knoche and Joyce White ("Santos"). This case, filed by the Costa case Plaintiffs' counsel, makes similar allegations of failure to pay overtime and failure to provide meal and rest periods to a purported class of California admissions nurses, chaplains and sales representatives. The case likewise seeks payment of penalties, interest and Plaintiffs' attorney fees. VITAS contests these allegations. The lawsuit is in its early stage and we are unable to estimate our potential liability, if any, with respect to these allegations.
         Regardless of outcome, defense of litigation adversely affects us through defense costs, diversion of our time and related publicity. In the normal course of business, we are a party to various claims and legal proceedings. We record a reserve for these matters when an adverse outcome is probable and the amount of the potential liability is reasonably estimable.

21. OIG Investigation
         On April 7, 2005, we announced the Office of Inspector General ("OIG") for the Department of Health and Human Services served VITAS with civil subpoenas relating to VITAS' alleged failure to appropriately bill Medicare and Medicaid for hospice services. As part of this investigation, the OIG selected medical records for 320 past and current patients from VITAS' three largest programs for review. It also sought policies and procedures dating back to 1998 covering admissions, certifications, recertifications and discharges. During the third quarter of 2005 and again in May 2006, the OIG requested additional information from us. A qui tam complaint has been filed in U.S. District Court for the Southern District of Florida. We are conferring with the U.S. Attorney regarding our defenses to the complaint allegations. The U.S. Attorney has not decided whether to intervene in the qui tam action. We have incurred pretax

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
expense related to complying with OIG requests and defending the litigation of $1.1 million and $637,000 for the years ended December 31, 2006 and 2005, respectively.
         The government continues to investigate the complaint's allegations, against which VITAS is presently defending. We are unable to predict the outcome of this matter or the impact, if any, that the investigation may have on the business, results of operations, liquidity or capital resources. Regardless of outcome, responding to the subpoenas and defending the litigation can adversely affect us through defense costs, diversion of our time and related publicity.

22.  Related Party Transactions
         In October 2004, VITAS entered into a pharmacy services agreement ("Agreement") with Omnicare, Inc. ("OCR") whereby OCR will provide specified pharmacy services for VITAS and its hospice patients in geographical areas served by both VITAS and OCR. The Agreement has an initial term of three years that renews automatically thereafter for one-year terms. Either party may cancel the Agreement at the end of any term by giving written notice at least 90 days prior to the end of said term. In June 2004, VITAS entered into a pharmacy services agreement with excelleRx. The agreement has a one-year term and automatically renews unless either party provides a 90-day written termination notice. Subsequent to June 2004, OCR acquired excelleRx. Under both agreements, VITAS made purchases of $30.4 million , $16.2 million and $344,000 for the years ended December 31, 2006, 2005 and 2004, respectively and has accounts payable of $4.0 million at December 31, 2006. Mr. E. L. Hutton is non-executive Chairman of the Board and a director of the Company and OCR. Mr. Joel F. Gemunder, President and Chief Executive Officer of OCR, Mr. Charles H. Erhart, Jr. and Ms. Sandra Laney are directors of both OCR and the Company. Mr. Kevin J. McNamara, President, Chief Executive Officer and a director of the Company, is a director emeritus of OCR. We believe that the terms of these agreements are no less favorable to VITAS than we could negotiate with an unrelated party.

23.  Capital Stock Transactions
         In July 2006, we announced a $50 million on-going stock repurchase program. Our previous stock repurchase program approved in February 2000 had remaining authorization of $8 million. For the year ended December 31, 2006, we repurchased 433,580 shares at a weighted average cost per share of $36.01 under the July 2006 and February 2000 programs.
         On May 15, 2006, our shareholders approved an amendment to our Certificate of Incorporation increasing the number of authorized shares of capital stock from 40 million shares to 80 million shares.
         On March 11, 2005, our Board of Directors approved a 2-for-1 stock split in the form of a 100% stock dividend to shareholders of record at the close of business on April 22, 2005. This stock split was paid May 11, 2005. Under Delaware law, the par value of the capital stock remains $1 per share.

24.  Change in Accounting Principle
         Effective September 30, 2006, we changed the date of our annual goodwill impairment analysis to October 1. Previously, we performed this annual goodwill impairment test on December 31. We believe this change in accounting principle is preferable because the new date coincides with the Federal government's fiscal year end of September 30 and therefore allows for a better estimation of the Medicare related cash flows of our VITAS business. Medicare pays in excess of 90% of VITAS' revenue. Of the total goodwill recorded as of September 30, 2006, approximately 75% is related to VITAS. Due to the Medicare Cap discussed above, October 1 is the date when cash flows from our hospice programs are most predictable. The change in accounting principle will have no effect on our consolidated financial statements.

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------
25.  Guarantor Subsidiaries -Subsequent Event
         Our 1.875% Senior Convertible Notes issued on May 14, 2007, as more fully described in our Form 10-Q filing for the quarter ended June 30, 2007, are fully and unconditionally guaranteed on an unsecured, joint and severally liable basis by certain of our 100% owned subsidiaries. The equity method has been used with respect to the parent company's (Chemed) investment in subsidiaries. No consolidating adjustment column is presented for the condensed consolidating statement of cash flow since there were no significant consolidating entries for the periods presented. The following condensed, consolidating financial data presents the composition of the parent company, the guarantor subsidiaries and the non-guarantor subsidiaries as of December 31, 2006 and 2005 and for the periods ended December 31, 2006, 2005 and 2004 (in thousands):


                     Condensed Consolidating Balance Sheet
                     -------------------------------------
December 31, 2006
-----------------
                                                           Guarantor   Non-Guarantor Consolidating
                                                 Parent   Subsidiaries Subsidiaries   Adjustments  Consolidated
                                               ---------- ------------ ------------- ------------- ------------
ASSETS
Cash and cash equivalents                        $ 25,258     $(1,314)       $ 5,330    $        -     $ 29,274
Accounts receivable, less allowances                1,547       91,065           474             -       93,086
Intercompany receivables                           84,784            -             -      (84,784)            -
Inventories                                             -        6,169           409             -        6,578
Current deferred income taxes                       (117)       17,591           315             -       17,789
Current assets of discontinued operations               -        5,418             -             -        5,418
Prepaid expenses and other current assets             809        9,087            72             -        9,968
                                               ---------- ------------ ------------- ------------- ------------
     Total current assets                         112,281      128,016         6,600      (84,784)      162,113
                                               ---------- ------------ ------------- ------------- ------------

Investments of deferred compensation plans held
 in trust                                          12,214       13,499             -             -       25,713
Note receivable                                    14,701            -             -             -       14,701
Properties and equipment, at cost, less
 accumulated depreciation                           6,412       62,023         1,705             -       70,140
Identifiable intangible assets less accumulated
 amortization                                           -       69,213             2             -       69,215
Goodwill                                                -      430,671         4,379             -      435,050
Noncurrent assets of discontinued operations            -          287             -             -          287
Other assets                                       12,845        2,514           709             -       16,068
Investments in subsidiaries                       430,399        8,628             -     (439,027)            -
                                               ---------- ------------ ------------- ------------- ------------
     Total assets                                $588,852     $714,851       $13,395    $(523,811)     $793,287
                                               ========== ============ ============= ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                 $  (189)     $ 49,502       $   431    $        -     $ 49,744
Intercompany payables                                   -       84,036           748      (84,784)            -
Current portion of long-term debt                       -          209             -             -          209
Income taxes                                      (5,906)       11,680           991             -        6,765
Accrued insurance                                   2,938       35,519             -             -       38,457
Accrued salaries and wages                          2,530       32,731           729             -       35,990
Current liabilities of discontinued operations          -       12,215             -             -       12,215
Other current liabilities                           9,568       11,715         1,401             -       22,684
                                               ---------- ------------ ------------- ------------- ------------
     Total current liabilities                      8,941      237,607         4,300      (84,784)      166,064
                                               ---------- ------------ ------------- ------------- ------------

Deferred income taxes                             (6,946)       32,780           467             -       26,301
Long-term debt                                    150,000          331             -             -      150,331
Deferred compensation liabilities                  12,247       13,267             -             -       25,514
Other liabilities                                   3,249          467             -             -        3,716
Stockholders' equity                              421,361      430,399         8,628     (439,027)      421,361
                                               ---------- ------------ ------------- ------------- ------------

     Total liabilities and stockholders' equity  $588,852     $714,851       $13,395    $(523,811)     $793,287
                                               ========== ============ ============= ============= ============

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------


December 31, 2005
-----------------                                            Guarantor   Non-Guarantor Consolidating
                                                 Parent    Subsidiaries  Subsidiaries   Adjustments   Consolidated
                                               ----------- ------------- ------------- -------------- ------------
ASSETS
Cash and cash equivalents                        $ 54,871      $ (1,419)       $ 3,681    $        -      $ 57,133
Accounts receivable, less allowances                4,912        85,501            681             -        91,094
Intercompany receivables                          154,355             -              -      (154,355)            -
Inventories                                             -         6,124            375             -         6,499
Prepaid income taxes                                8,931          (845)            65             -         8,151
Current deferred income taxes                         548        25,967            212             -        26,727
Current assets of discontinued operations               -         5,189              -             -         5,189
Prepaid expenses and other current assets           2,479         7,224             64             -         9,767
                                               ----------- ------------- ------------- -------------- ------------
     Total current assets                         226,096       127,741          5,078      (154,355)      204,560
                                               ----------- ------------- ------------- -------------- ------------

Investments of deferred compensation plans held
 in trust                                          10,223        10,882              -             -        21,105
Other investments                                   1,445             -              -             -         1,445
Note receivable                                    12,500             -              -             -        12,500
Properties and equipment, at cost, less
 accumulated depreciation                           6,756        56,867          1,532             -        65,155
Identifiable intangible assets less accumulated
 amortization                                           -        72,883              5             -        72,888
Goodwill                                                -       428,255          4,341             -       432,596
Noncurrent assets of discontinued operations            -         7,632              -             -         7,632
Other assets                                       13,372         7,187            663             -        21,222
Investments in subsidiaries                       371,274         5,888              -      (377,162)            -
                                               ----------- ------------- ------------- -------------- ------------
     Total assets                                $641,666      $717,335        $11,619    $ (531,517)     $839,103
                                               =========== ============= ============= ============== ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                 $   (701)     $ 43,889        $   249    $        -      $ 43,437
Intercompany payables                                   -       152,171          2,184      (154,355)            -
Current portion of long-term debt                     850           195              -             -         1,045
Income taxes                                       (4,184)        7,267          1,106             -         4,189
Accrued insurance                                   4,503        33,906              -             -        38,409
Accrued salaries and wages                          2,375        29,946            642             -        32,963
Current liabilities of discontinued operations          -         3,339              -             -         3,339
Other current liabilities                          13,211        31,369          1,243             -        45,823
                                               ----------- ------------- ------------- -------------- ------------
     Total current liabilities                     16,054       302,082          5,424      (154,355)      169,205
                                               ----------- ------------- ------------- -------------- ------------

Deferred income taxes                              (6,149)       31,854            307             -        26,012
Long-term debt                                    233,513           545              -             -       234,058
Deferred compensation liabilities                  10,258        11,017              -             -        21,275
Noncurrent liabilities of discontinued
 operations                                             -             4              -             -             4
Other liabilities                                   3,815           559              -             -         4,374
Stockholders' equity                              384,175       371,274          5,888      (377,162)      384,175
                                               ----------- ------------- ------------- -------------- ------------

     Total liabilities and stockholders' equity  $641,666      $717,335        $11,619    $ (531,517)     $839,103
                                               =========== ============= ============= ============== ============


                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------

                    Condensed Consolidating Income Statement
                    ----------------------------------------

For the year ended December 31, 2006
------------------------------------                         Guarantor   Non-Guarantor  Consolidating
                                                Parent     Subsidiaries   Subsidiaries   Adjustments   Consolidated
                                             ------------ -------------- -------------- -------------- -------------
 Continuing Operations
 Net sales and service revenues                $       -      $ 996,714       $ 21,873      $       -    $1,018,587
                                             ------------ -------------- -------------- -------------- -------------
 Cost of services provided and goods sold              -        719,074         11,049              -       730,123
 Selling, general and administrative expenses     11,239        144,276          5,668              -       161,183
 Depreciation                                        479         15,710            586              -        16,775
 Amortization                                      1,267          3,985              3              -         5,255
 Other expenses - net                                  -            272              -              -           272
                                             ------------ -------------- -------------- -------------- -------------
      Total costs and expenses                    12,985        883,317         17,306              -       913,608
                                             ------------ -------------- -------------- -------------- -------------
      Income/ (loss) from operations             (12,985)       113,397          4,567              -       104,979
 Interest expense                                (16,909)          (541)           (18)             -       (17,468)
 Loss on extinguishment of debt                     (430)             -              -              -          (430)
 Investment impairment charge                     (1,445)             -              -              -        (1,445)
 Other income - net                               21,742        (17,107)            13              -         4,648
                                             ------------ -------------- -------------- -------------- -------------
      Income/ (loss) before income taxes         (10,027)        95,749          4,562              -        90,284
 Income tax (provision)/ benefit                   3,818        (34,491)        (1,889)             -       (32,562)
 Equity in net income of subsidiaries             59,059          2,673              -        (61,732)            -
                                             ------------ -------------- -------------- -------------- -------------
      Income from continuing operations           52,850         63,931          2,673        (61,732)       57,722
 Discontinued Operations                          (2,199)        (4,872)             -              -        (7,071)
                                             ------------ -------------- -------------- -------------- -------------
      Net income                               $  50,651      $  59,059       $  2,673      $ (61,732)   $   50,651
                                             ============ ============== ============== ============== =============


For the year ended December 31, 2005
------------------------------------                        Guarantor    Non-Guarantor  Consolidating
                                                Parent     Subsidiaries   Subsidiaries   Adjustments    Consolidated
                                             ------------ -------------- -------------- -------------- --------------
 Continuing Operations
 Net sales and service revenues                $       -      $ 896,085       $ 19,885      $       -      $ 915,970
                                             ------------ -------------- -------------- -------------- --------------
 Cost of services provided and goods sold              -        634,670          9,806              -        644,476
 Selling, general and administrative expenses     13,132        138,828          5,302              -        157,262
 Depreciation                                        442         15,189            519              -         16,150
 Amortization                                        886          4,027              9              -          4,922
 Other (income)/expenses - net                      (959)        17,350              -              -         16,391
                                             ------------ -------------- -------------- -------------- --------------
      Total costs and expenses                    13,501        810,064         15,636              -        839,201
                                             ------------ -------------- -------------- -------------- --------------
      Income/ (loss) from operations             (13,501)        86,021          4,249              -         76,769
 Interest expense                                (20,548)          (695)           (21)             -        (21,264)
 Loss on extinguishment of debt                   (3,971)             -              -              -         (3,971)
 Other income - net                               22,362        (19,224)           (16)             -          3,122
                                             ------------ -------------- -------------- -------------- --------------
      Income/ (loss) before income taxes         (15,658)        66,102          4,212              -         54,656
 Income tax (provision)/ benefit                   6,935        (23,259)        (2,104)             -        (18,428)
 Equity in net income of subsidiaries             42,936          2,108              -        (45,044)             -
                                             ------------ -------------- -------------- -------------- --------------
      Income from continuing operations           34,213         44,951          2,108        (45,044)        36,228
 Discontinued Operations                           1,604         (2,015)             -              -           (411)
                                             ------------ -------------- -------------- -------------- --------------
      Net income                               $  35,817      $  42,936       $  2,108      $ (45,044)     $  35,817
                                             ============ ============== ============== ============== ==============


                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------

For the year ended December 31, 2004
------------------------------------                        Guarantor    Non-Guarantor  Consolidating
                                                Parent     Subsidiaries   Subsidiaries   Adjustments    Consolidated
                                             ------------ -------------- -------------- -------------- --------------
 Continuing Operations
 Net sales and service revenues                $       -      $ 717,091       $ 17,786      $       -      $ 734,877
                                             ------------ -------------- -------------- -------------- --------------
 Cost of services provided and goods sold              -        497,867          8,903              -        506,770
 Selling, general and administrative expenses     18,944        123,022          5,098              -        147,064
 Depreciation                                        354         13,684            504              -         14,542
 Amortization                                        311          3,453             15              -          3,779
 Other (income)/expenses - net                       (47)         4,815              -              -          4,768
                                             ------------ -------------- -------------- -------------- --------------
      Total costs and expenses                    19,562        642,841         14,520              -        676,923
                                             ------------ -------------- -------------- -------------- --------------
      Income/ (loss) from operations             (19,562)        74,250          3,266              -         57,954
 Interest expense                                (20,824)          (334)             -              -        (21,158)
 Loss on extinguishment of debt                   (3,330)             -              -              -         (3,330)
 Other income - net                                7,344         (3,863)           (11)             -          3,470
                                             ------------ -------------- -------------- -------------- --------------
      Income/ (loss) before income taxes         (36,372)        70,053          3,255              -         36,936
 Income tax (provision)/ benefit                  15,073        (27,491)        (1,318)             -        (13,736)
 Equity in loss of affiliate                           -         (4,105)             -              -         (4,105)
 Equity in net income of subsidiaries             37,273          1,937              -        (39,210)             -
                                             ------------ -------------- -------------- -------------- --------------
      Income from continuing operations           15,974         40,394          1,937        (39,210)        19,095
 Discontinued Operations                          11,538         (3,121)             -              -          8,417
                                             ------------ -------------- -------------- -------------- --------------
      Net income                               $  27,512      $  37,273       $  1,937      $ (39,210)     $  27,512
                                             ============ ============== ============== ============== ==============


                 Condensed Consolidating Statement of Cash Flow
                 ----------------------------------------------

For the year ended December 31, 2006                                 Guarantor     Non-Guarantor
------------------------------------
                                                        Parent      Subsidiaries    Subsidiaries    Consolidated
                                                     ------------- --------------- --------------- ---------------
 Cash Flow from Operating Activities:
-------------------------------------
 Net cash provided by operating activities              $   6,326       $  88,434        $  3,829       $  98,589
                                                     ------------- --------------- --------------- ---------------
 Cash Flow from Investing Activities:
-------------------------------------
  Capital expenditures                                       (138)        (21,073)           (776)        (21,987)
  Business combinations, net of cash acquired                   -          (4,145)              -          (4,145)
  Net payments from sale of discontinued operations          (922)              -               -            (922)
  Proceeds from sale of property and equipment                 43             271              33             347
  Investing activities of discontinued operations               -            (260)              -            (260)
  Other sources and uses - net                               (781)             16               -            (765)
                                                     ------------- --------------- --------------- ---------------
       Net cash used by investing activities               (1,798)        (25,191)           (743)        (27,732)
                                                     ------------- --------------- --------------- ---------------
 Cash Flow from Financing Activities:
-------------------------------------
  Increase/(decrease) in cash overdrafts payable             (489)          3,060               -           2,571
  Change in intercompany accounts                          67,502         (66,065)         (1,437)              -
  Dividends paid to shareholders                           (6,322)              -               -          (6,322)
  Purchases of treasury stock                             (19,885)              -               -         (19,885)
  Proceeds from exercise of stock options                   3,861               -               -           3,861
  Excess tax benefit on share-based compensation            5,600               -               -           5,600
  Debt issuance costs                                        (154)              -               -            (154)
  Repayment of long-term debt                             (84,363)           (200)              -         (84,563)
  Financing activities of discontinued operations             109              67               -             176
                                                     ------------- --------------- --------------- ---------------
       Net cash used by financing activities              (34,141)        (63,138)         (1,437)        (98,716)
                                                     ------------- --------------- --------------- ---------------
 Net increase/(decrease) in cash and cash equivalents     (29,613)            105           1,649         (27,859)
 Cash and cash equivalents at beginning of year            54,871          (1,419)          3,681          57,133
                                                     ------------- --------------- --------------- ---------------
 Cash and cash equivalents at end of year               $  25,258       $  (1,314)       $  5,330       $  29,274
                                                     ============= =============== =============== ===============


                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------

For the year ended December 31, 2005                                 Guarantor     Non-Guarantor
------------------------------------
                                                        Parent      Subsidiaries    Subsidiaries    Consolidated
                                                     ------------- --------------- --------------- ---------------
 Cash Flow from Operating Activities:
-------------------------------------
 Net cash provided by operating activities             $   16,337       $  59,702        $  3,974      $   80,013
                                                     ------------- --------------- --------------- ---------------
 Cash Flow from Investing Activities:
-------------------------------------
  Capital expenditures                                       (443)        (24,588)           (703)        (25,734)
  Business combinations, net of cash acquired                   -          (6,165)              -          (6,165)
  Net payments from sale of discontinued operations        (9,367)              -               -          (9,367)
  Proceeds from sale of property and equipment                  1             153               3             157
  Investing activities of discontinued operations               -            (239)              -            (239)
  Other uses - net                                           (379)            (15)              -            (394)
                                                     ------------- --------------- --------------- ---------------
       Net cash used by investing activities              (10,188)        (30,854)           (700)        (41,742)
                                                     ------------- --------------- --------------- ---------------
 Cash Flow from Financing Activities:
-------------------------------------
  Increase in cash overdrafts payable                         963           5,789               -           6,752
  Change in intercompany accounts                          45,051         (42,322)         (2,729)              -
  Dividends paid to shareholders                           (6,172)              -               -          (6,172)
  Purchases of treasury stock                              (7,401)              -               -          (7,401)
  Proceeds from exercise of stock options                  12,327               -               -          12,327
  Proceeds from issuance of long-term debt                 85,000               -               -          85,000
  Debt issuance costs                                      (1,755)              -               -          (1,755)
  Repayment of long-term debt                            (141,125)           (467)              -        (141,592)
  Other sources - net                                          34             221               -             255
                                                     ------------- --------------- --------------- ---------------
       Net cash used by financing activities              (13,078)        (36,779)         (2,729)        (52,586)
                                                     ------------- --------------- --------------- ---------------
 Net increase/(decrease) in cash and cash equivalents      (6,929)         (7,931)            545         (14,315)
 Cash and cash equivalents at beginning of year            61,800           6,512           3,136          71,448
                                                     ------------- --------------- --------------- ---------------
 Cash and cash equivalents at end of period            $   54,871       $  (1,419)       $  3,681      $   57,133
                                                     ============= =============== =============== ===============

                                                                      EXHIBIT 99
Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------


For the year ended December 31, 2004                                     Guarantor     Non-Guarantor
------------------------------------
                                                           Parent      Subsidiaries    Subsidiaries    Consolidated
                                                        ------------- --------------- --------------- ---------------
 Cash Flow from Operating Activities:
-------------------------------------
 Net cash provided by operating activities                $    1,256      $   88,006        $  3,628      $   92,890
                                                        ------------- --------------- --------------- ---------------
 Cash Flow from Investing Activities:
-------------------------------------
  Capital expenditures                                          (785)        (17,117)           (388)        (18,290)
  Business combinations, net of cash acquired                      -        (343,051)              -        (343,051)
  Net payments from sale of discontinued operations             (759)              -               -            (759)
  Vitas escrow deposit                                             -          10,000               -          10,000
  Proceeds from sale of property and equipment                     -             772               -             772
  Investing activities of discontinued operations                  -          (1,774)              -          (1,774)
  Other uses - net                                               (78)            (29)              -            (107)
                                                        ------------- --------------- --------------- ---------------
       Net cash used by investing activities                  (1,622)       (351,199)           (388)       (353,209)
                                                        ------------- --------------- --------------- ---------------
 Cash Flow from Financing Activities:
-------------------------------------
  Increase/(decrease) in cash overdrafts payable              (1,730)          2,995               -           1,265
  Change in intercompany accounts                           (260,346)        262,268          (1,922)              -
  Dividends paid to shareholders                              (5,718)              -               -          (5,718)
  Purchases of treasury stock                                 (2,654)              -               -          (2,654)
  Issuance of capital stock, net of costs                     95,102               -               -          95,102
  Proceeds from exercise of stock options                      3,721               -               -           3,721
  Collection of stock subscription receivable                      -           8,053               -           8,053
  Proceeds from issuance of long-term debt                   295,000               -               -         295,000
  Debt issuance costs                                        (14,447)              -               -         (14,447)
  Repayment of long-term debt                                (96,560)           (380)              -         (96,940)
 Redemption of junior subordinated securities                 (2,735)              -               -          (2,735)
  Financing activities of discontinued operations                  -            (255)              -            (255)
  Other sources - net                                            423             264               -             687
                                                        ------------- --------------- --------------- ---------------
       Net cash provided/ (used) by financing activities      10,056         272,945          (1,922)        281,079
                                                        ------------- --------------- --------------- ---------------
 Net increase in cash and cash equivalents                     9,690           9,752           1,318          20,760
 Cash and cash equivalents at beginning of year               52,110          (3,240)          1,818          50,688
                                                        ------------- --------------- --------------- ---------------
 Cash and cash equivalents at end of period               $   61,800      $    6,512        $  3,136      $   71,448
                                                        ============= =============== =============== ===============


                                                                      EXHIBIT 99

UNAUDITED SUMMARY OF QUARTERLY RESULTS

Chemed Corporation and Subsidiary Companies
--------------------------------------------------------------------------------------------------------
(in thousands, except per share data)

                                                   First      Second     Third     Fourth      Total
For the Year Ended December 31, 2006              Quarter     Quarter   Quarter    Quarter     Year
--------------------------------------------------------------------------------------------------------
Continuing Operations
    Total service revenues and sales             $243,921   $249,068  $253,695  $ 271,903    $1,018,587
                                                 ========= ========== ========= ========== =============
    Gross profit                                 $ 67,886   $ 69,965  $ 68,296  $  82,317    $  288,464
                                                 ========= ========== ========= ========== =============
    Income from operations                       $ 24,004   $ 25,945  $ 23,359  $  31,671    $  104,979
    Interest expense                               (5,345)    (4,300)   (4,081)    (3,742)      (17,468)
    Loss from impairment of investment                  -          -    (1,445)         -        (1,445)
    Loss on extinguishment of debt                   (430)         -         -          -          (430)
    Other income--net                               1,495        524       715      1,914         4,648
                                                 --------- ---------- --------- ---------- -------------
       Income before income taxes                  19,724     22,169    18,548     29,843        90,284
    Income taxes                                   (7,686)    (8,619)   (5,673)   (10,584)      (32,562)
                                                 --------- ---------- --------- ---------- -------------
    Income from continuing operations (a)          12,038     13,550    12,875     19,259        57,722
Discontinued Operations                               177       (708)   (4,914)    (1,626)       (7,071)
                                                 --------- ---------- --------- ---------- -------------
Net Income (a)                                   $ 12,215   $ 12,842  $  7,961  $  17,633    $   50,651
                                                 ========= ========== ========= ========== =============

Earnings Per Share (a)
    Income from continuing operations            $   0.46   $   0.52  $   0.49  $    0.74    $     2.21
                                                 ========= ========== ========= ========== =============
    Net income                                   $   0.47   $   0.49  $   0.30  $    0.68    $     1.94
                                                 ========= ========== ========= ========== =============

Diluted Earnings Per Share (a)
    Income from continuing operations            $   0.45   $   0.50  $   0.48  $    0.73    $     2.16
                                                 ========= ========== ========= ========== =============
    Net income                                   $   0.46   $   0.48  $   0.30  $    0.67    $     1.90
                                                 ========= ========== ========= ========== =============

Average number of shares outstanding
    Earnings per share                             26,044     26,201    26,190     26,030        26,118
                                                 ========= ========== ========= ========== =============
    Diluted earnings per share                     26,723     26,846    26,633     26,411        26,669
                                                 ========= ========== ========= ========== =============

-----------------------------------------------
(a) The following amounts are included in income from continuing operations during the respective quarter (in thousands):

                                                   First      Second     Third     Fourth      Total
                                                  Quarter     Quarter   Quarter    Quarter     Year
                                                 -------------------------------------------------------
Pretax (cost)/benefit:
      Legal expenses incurred in connection
        with the Office of Inspector General
        investigation                            $   (132)  $   (342) $   (344) $    (250)   $   (1,068)
      Prepayment penalty and write-off of debt
        issuance costs related to early
        extinguishment and refinancing of debt       (430)         -         -          -          (430)
      Stock option expense                              -        (18)     (597)      (596)       (1,211)
      Costs related to class action litigation          -          -      (272)         -          (272)
      Loss from impairment of investment                -          -    (1,445)         -        (1,445)
      Other                                             -          -         -        467           467
                                                 --------- ---------- --------- ---------- -------------
           Total                                 $   (562)  $   (360) $ (2,658) $    (379)   $   (3,959)
                                                 ========= ========== ========= ========== =============
Aftertax (cost)/benefit:
      Legal expenses incurred in connection
        with the Office of Inspector General
        investigation:                           $    (82)  $   (212) $   (213) $    (155)   $     (662)
      Prepayment penalty and write-off of debt
        issuance costs related to early
        extinguishment and refinancing of debt       (273)         -         -          -          (273)
      Tax adjustments and settlements from prior
       year returns                                     -          -     1,791        324         2,115
      Stock option expense                              -        (12)     (379)      (378)         (769)
      Costs related to class action litigation          -          -      (169)         -          (169)
      Loss from impairment of investment                -          -      (918)         -          (918)
      Other                                             -          -         -        296           296
                                                 --------- ---------- --------- ---------- -------------
           Total                                 $   (355)  $   (224) $    112  $      87    $     (380)
                                                 ========= ========== ========= ========== =============


                                                                      EXHIBIT 99


UNAUDITED SUMMARY OF QUARTERLY RESULTS

Chemed Corporation and Subsidiary Companies
-------------------------------------------------------------------------------------------------
(in thousands, except per share data)

                                             First      Second     Third      Fourth     Total
For the Year Ended December 31, 2005        Quarter    Quarter    Quarter    Quarter      Year
-------------------------------------------------------------------------------------------------
Continuing Operations
    Total service revenues and sales        $216,068   $223,271   $230,892  $ 245,739  $ 915,970
                                           ========== ========== ========== ========== ==========
    Gross profit                            $ 64,842   $ 64,035   $ 67,476  $  75,141  $ 271,494
                                           ========== ========== ========== ========== ==========
    Income from operations                  $ 21,837   $ 20,941   $ 23,880  $  10,111  $  76,769
    Interest expense                          (5,835)    (5,039)    (5,147)    (5,243)   (21,264)
    Loss on extinguishment of debt            (3,971)         -          -          -     (3,971)
    Other income--net                            727        601      1,315        479      3,122
                                           ---------- ---------- ---------- ---------- ----------
       Income before income taxes             12,758     16,503     20,048      5,347     54,656
    Income taxes                              (5,312)    (6,016)    (5,753)    (1,347)   (18,428)
                                           ---------- ---------- ---------- ---------- ----------
    Income from continuing operations (a)      7,446     10,487     14,295      4,000     36,228
Discontinued Operations                          670     (1,602)       337        184       (411)
                                           ---------- ---------- ---------- ---------- ----------
Net Income (a)                              $  8,116   $  8,885   $ 14,632  $   4,184  $  35,817
                                           ========== ========== ========== ========== ==========

Earnings Per Share (a)
    Income from continuing operations       $   0.30   $   0.41   $   0.56  $    0.15  $    1.42
                                           ========== ========== ========== ========== ==========
    Net income                              $   0.32   $   0.35   $   0.57  $    0.16  $    1.40
                                           ========== ========== ========== ========== ==========

Diluted Earnings Per Share (a)
    Income from continuing operations       $   0.29   $   0.40   $   0.54  $    0.15  $    1.38
                                           ========== ========== ========== ========== ==========
    Net income                              $   0.31   $   0.34   $   0.55  $    0.16  $    1.36
                                           ========== ========== ========== ========== ==========

Average number of shares outstanding
    Earnings per share                        25,152     25,489     25,719     25,858     25,552
                                           ========== ========== ========== ========== ==========
    Diluted earnings per share                25,910     26,214     26,401     26,590     26,299
                                           ========== ========== ========== ========== ==========

-----------------------------------------
 (a) The following amounts are included in income from continuing operations during the respective quarter (in thousands):

                                             First      Second     Third      Fourth     Total
                                            Quarter    Quarter    Quarter     Quarter    Year
                                           ------------------------------------------------------
 Pretax (cost)/benefit:
      Long-term incentive plan payout       $ (1,109)  $ (1,837)  $      -  $  (2,531) $  (5,477)
      Legal expenses incurred in
       connection with the Office of
       Inspector General investigation             -       (254)      (310)       (73)      (637)
      Adjustment to casualty insurance
       related to prior periods
       experience                              1,663          -          -          -      1,663
      Prepayment penalty and write-off of
       debt issuance costs related to
       early extinguishment and
       refinancing of debt
                                              (3,971)         -          -          -     (3,971)
      Adjustment of transaction-related
       expenses of the VITAS acquisition           -        671        130        158        959
      Costs related to class action
       litigation                                  -          -          -    (17,350)   (17,350)
      Cost of accelerating vesting of
       stock options                            (215)         -          -          -       (215)
                                           ---------- ---------- ---------- ---------- ----------
           Total                            $ (3,632)  $ (1,420)  $   (180) $ (19,796) $ (25,028)
                                           ========== ========== ========== ========== ==========
 Aftertax (cost)/benefit:
      Long-term incentive plan payout       $   (695)  $ (1,152)  $      -  $  (1,587) $  (3,434)
      Legal expenses incurred in
       connection with the Office of
       Inspector General investigation:            -       (160)      (192)       (45)      (397)
      Adjustment to casualty insurance
       related to prior periods
       experience                              1,014          -          -          -      1,014
      Prepayment penalty and write-off of
       debt issuance costs related to
       early extinguishment and
       refinancing of debt                    (2,523)         -          -          -     (2,523)
      Tax adjustments and settlements
       from prior year returns                     -          -      1,787        174      1,961
      Adjustment of transaction-related
       expenses of the VITAS acquisition           -        671        130        158        959
      Costs related to class action
       litigation                                  -          -          -    (10,757)   (10,757)
      Cost of accelerating vesting of
       stock options                            (137)         -          -          -       (137)
                                           ---------- ---------- ---------- ---------- ----------
           Total                            $ (2,341)  $   (641)  $  1,725  $ (12,057) $ (13,314)
                                           ========== ========== ========== ========== ==========